SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

COMPUTER SCIENCES CORPORATION
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
____________________________________________________________________________________
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____________________________________________________________________________________
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[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which
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____________________________________________________________________________________
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Computer Sciences Corporation

Notice of 2008 Annual Meeting of Stockholders

     The 2008 Annual Meeting of Stockholders will be held on Monday, August 4, 2008, at 10:00 a.m., at the Fairview Park Marriott, 3111 Fairview Park Drive, Falls Church, Virginia 22042. The purpose of the meeting is to vote on:

  the election as directors of the nine nominees named in the attached Proxy Statement;

  the ratification of the appointment of independent auditors; and

  such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on June 6, 2008 will be entitled to vote at the meeting and any postponements or adjournments thereof.

     Your vote is important. Whether or not you plan to attend the meeting, we encourage you to read this Proxy Statement and vote as soon as possible.

     You may vote by completing, signing, dating and returning the enclosed proxy form in the envelope provided, or by following the Internet or telephone voting procedures described on the proxy form.

By Order of the Board of Directors,

William L. Deckelman, Jr. Vice President, General Counsel and Secretary Falls Church, Virginia July 3, 2008

TABLE OF CONTENTS

GENERAL INFORMATION
Who May Vote	1
How to Vote	1
Revocation of Proxies	2
Quorum and Vote Required	2
Other Matters to be Acted Upon at the Meeting	3
Solicitation of Proxies	3

CORPORATE GOVERNANCE
Board of Directors	4
Corporate Governance Guidelines, Codes of Ethics and Equity Grant Policy	4
Mandatory Retirement of Directors	4
Executive Sessions of Non-Management Directors	4
Communicating with the Board or the Presiding Director	5
Director Independence	5
Board Committees	5
Director Nomination Process	6
Director Attendance at Meetings	7
Oversight of Related Person Transactions	7
Director Compensation	8
Audit Committee Report	9

PROPOSAL 1. ELECTION OF DIRECTORS	10

STOCK OWNERSHIP	12

EXECUTIVE COMPENSATION
Compensation Committee Report	14
Compensation Discussion and Analysis	14
Summary Compensation Table	25
Grants of Plan-Based Awards	27
Outstanding Equity Awards at Fiscal Year End	28
Option Exercises and Stock Vested	32
Pension Benefits	32
Fiscal Year 2008 Nonqualified Deferred Compensation	35
Potential Payments Upon Change in Control and Termination of Employment	36

PROPOSAL 2. RATIFICATION OF INDEPENDENT AUDITORS	45

ADDITIONAL INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance	46
Business for 2009 Annual Meeting	46
Householding; Availability of 2008 Annual Report and Proxy Statement	46

Appendix A: Independence Standards	A-1

i

Computer Sciences Corporation
3170 Fairview Park Drive
Falls Church, Virginia 22042
(703) 876-1000

July 3, 2008

_________________

PROXY STATEMENT
_________________

     The Board of Directors (the “Board”) of Computer Sciences Corporation (the “Company” or “CSC”) is soliciting proxies for use at the 2008 Annual Meeting of Stockholders. The Annual Meeting will be held on Monday, August 4, 2008, at 10:00 a.m., at the Fairview Park Marriott, 3111 Fairview Park Drive, Falls Church, Virginia 22042. Distribution of this Proxy Statement and a proxy form, together with CSC’s 2008 Annual Report, is scheduled to begin on or about July 3, 2008.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 4, 2008:

THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE
AT http://www.proxyvote.com

GENERAL INFORMATION

Who May Vote

     All holders of record of CSC stock as of the close of business on June 6, 2008 are entitled to vote at the Annual Meeting and any postponements or adjournments thereof. There were 151,253,347 shares of CSC stock outstanding on that date. Each share is entitled to one vote.

How to Vote

     If you receive a paper proxy or voting instruction card, you may vote your shares:

  by completing, executing and returning the proxy or voting instruction card in a timely manner;

  by using a touch-tone telephone and complying with the telephone voting instructions, if any, on the proxy or voting instruction card; or

  through the Internet, by complying with the Internet voting instructions, if any, on the proxy or voting instruction card.

     If you enrolled for electronic delivery of stockholder communications before the close of business on June 6, 2008, you will receive an e-mail with instructions for accessing this Proxy Statement, the proxy form and the 2008 Annual Report.

     All shares of CSC stock represented by proxies will, unless the proxies have previously been revoked, be voted in accordance with the instructions indicated in the proxies. If proxies are executed and returned and no instructions are indicated, the shares will be voted as follows:

  FOR the election of the nominees named in this Proxy Statement to the Board of Directors; and

  FOR the ratification of the appointment of independent auditors.

     Stockholders are encouraged to conserve natural resources, as well as save the Company significant printing, mailing and tabulating costs, by visiting http://www.icsdelivery.com/csc and enrolling for electronic delivery of stockholder materials, including proxy materials and annual reports, and Internet voting instructions. Enrollment is effective until canceled.

     Questions regarding electronic delivery or Internet voting should be directed to Investor Relations at 800.542.3070 or InvestorRelations@csc.com.

Revocation of Proxies

     You can revoke your proxy at any time before its exercise by (i) giving written notice of revocation to the Secretary of the Company, (ii) submitting a proxy with a later date or (iii) attending the Annual Meeting and voting by ballot.

Quorum and Vote Required

     The presence in person or by proxy of the holders of a majority of the shares of CSC stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum.

     Directors will be elected by a plurality vote, meaning that the nine persons receiving the highest number of “FOR” votes at the Annual Meeting will be elected. Holders of CSC stock are entitled to cumulate their votes for the election of directors if, on or prior to 10:00 a.m., Eastern Daylight Time, on August 2, 2008, at least one stockholder has notified CSC’s Chief Executive Officer or Secretary in writing of a desire that voting for the election of directors be cumulative and at the Annual Meeting, prior to the commencement of voting for the election of directors, an announcement of the giving of such notice has been made by the Chairman or the Secretary of the meeting or by or on behalf of the stockholder giving such notice.

     Under cumulative voting, each stockholder may allocate among the director nominees, in any manner desired, a total number of votes equal to the number of directors to be elected multiplied by the number of shares held. If cumulative voting is effective at the Annual Meeting and a stockholder elects to cumulate votes but does not allocate the votes to specific director nominees, the proxy holders named in the proxy will have the discretion to cumulate votes in any manner, and to vote for less than all of the director nominees indicated on the proxy, in order to elect the maximum number of the director nominees set forth in Proposal 1 below.

     The affirmative “FOR” vote of a majority of the votes cast (i.e., of the votes “FOR” or “AGAINST”) is required to ratify the appointment of independent auditors.

     If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes” on certain proposals. Generally, broker non-votes occur on a proposal where a broker is not permitted to vote on that proposal without instructions from the beneficial owner, and instructions are not given. Your broker, at his or her discretion, may vote your street name shares on the election of directors (absent a contested election) and the ratification of the independent auditors if you do not provide voting instructions.

     Broker non-votes are considered present at the Annual Meeting, but not as voting on a matter. Thus, broker non-votes are counted as present for purposes of determining the existence of a quorum, but are not counted for purposes of determining whether a matter has been approved. Likewise, abstentions are counted as present for quorum purposes, but will not be counted for the purposes of determining whether a matter has been approved. In director elections, stockholders may either vote “FOR,” or withhold voting authority with respect to director nominees. Thus, broker non-votes and shares to which a stockholder withholds voting authority will not affect the outcome of the election of directors. In matters other than the election of directors, broker non-votes and abstentions will not affect the outcome of the vote.

Other Matters to be Acted Upon at the Meeting

     The Company does not know of any matter to be presented at the Annual Meeting other than those described in this Proxy Statement. If, however, other matters are properly presented for action at the Annual Meeting, the proxy holders named in the proxy will have the discretion to vote on such matters in accordance with their best judgment.

Solicitation of Proxies

     CSC is making this solicitation, and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. Our officers and employees may, without any compensation other than the compensation they receive in their capacities as officers and employees, solicit proxies personally or by telephone, facsimile, e-mail or further mailings. We will, upon request, reimburse brokerage firms and others for their reasonable expense in forwarding proxy materials to beneficial owners of CSC stock. We have engaged the services of Morrow & Co., Inc. with respect to proxy soliciting matters at an expected cost of approximately $9,000, not including incidental expenses.

CORPORATE GOVERNANCE

Board of Directors

     The Board of Directors is elected by the stockholders to oversee the management of the business of the Company. The Company’s senior management has the authority and responsibility for the day-to-day operations of the business.

Corporate Governance Guidelines, Codes of Ethics and Equity Grant Policy

     The Board has adopted the following:

  Corporate Governance Guidelines that govern the structure and functioning of the Board and its committees;

  a Code of Ethics and Standards of Conduct for all directors of CSC and all employees of CSC and its subsidiaries;

  an additional Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer; and

  an Equity Grant Policy that sets forth the process for issuing equity securities to CSC directors and employees.

     All four documents, along with the charters of CSC’s Audit, Compensation and Nominating/Corporate Governance Committees and CSC’s other key governance documents, are available on the Company’s Website, www.csc.com, under “Corporate Governance.” They are also available to any person, without charge, by calling 800.542.3070 or writing to:

Investor Relations Computer Sciences Corporation 2100 East Grand Avenue El Segundo, California 90245

     The Company will promptly disclose on its Website (i) any waiver of a director or executive officer’s compliance with the Code of Ethics and Standards of Conduct, and (ii) any amendment or waiver of the Code of Ethics for the CEO, CFO or CAO.

Mandatory Retirement of Directors

     Under our Bylaws, directors must retire by the close of the first annual meeting of stockholders held after they reach age 72, unless the Board determines that it is in the best interests of CSC and its stockholders for the director to continue to serve until the close of a subsequent annual meeting. Under our Corporate Governance Guidelines, the Chief Executive Officer must offer to resign from the Board when he or she ceases to be a CSC employee, and any other employee director must resign from the Board when he or she ceases to be a CSC employee.

Executive Sessions of Non-Management Directors

     As provided in the Corporate Governance Guidelines, the non-management directors regularly meet in executive session after the conclusion of each regularly scheduled Board meeting, and at such additional times as they may determine. During Fiscal Year 2008, they met 12 times. The Presiding Directorship at executive sessions of non-management directors is rotated, not more frequently than bi-annually, among the four most senior non-management directors. F. Warren McFarlan is currently the Presiding Director, a position he will hold through the 2009 Annual Meeting of Stockholders, at which time Irving W. Bailey, II will become the Presiding Director.

Communicating with the Board or the Presiding Director

     Stockholders and other interested parties may communicate with the Board, individual directors, the non-management directors as a group, or with the Presiding Director, by writing in care of the Corporate Secretary, Computer Sciences Corporation, 3170 Fairview Park Drive, Falls Church, Virginia 22042. The Corporate Secretary reviews all submissions and forwards to members of the Board all appropriate communications that in his judgment are not offensive or otherwise objectionable or do not constitute commercial solicitations.

Director Independence

     As set forth in Appendix A, the Corporate Governance Guidelines provide that a director is “independent” if he or she satisfies the New York Stock Exchange (“NYSE”) requirements for director independence and the Board of Directors affirmatively determines that the director has no material relationship with CSC (either directly, or as a partner, stockholder or officer of an organization that has a relationship with CSC).

     Our Chief Executive Officer is the Chairman of the Board. The Board has determined that each of the remaining eight directors – Irving W. Bailey, II, David J. Barram, Stephen L. Baum, Rodney F. Chase, Judith R. Haberkorn, F. Warren McFarlan, Chong Sup Park and Thomas H. Patrick – is independent.

Board Committees

     The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee.

     Committee Qualifications and Membership. Each director serving on the Audit Committee, Compensation Committee or Nominating/Corporate Governance Committee must be independent. In addition:

  Each Audit Committee member must meet heightened independence criteria under the rules and regulations of the NYSE and the U.S. Securities and Exchange Commission (“SEC”) relating to audit committees, and must be financially literate. No member of the Audit Committee may simultaneously serve on the audit committees of more than three other public companies unless the Board determines that such simultaneous service would not impair the member’s ability to effectively serve on the Audit Committee. Currently, no member of the Audit Committee serves on the audit committees of more than three other public companies.

  Each Compensation Committee member must be a “non-employee director” for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

     The three standing committees are currently constituted as set forth below:

Nominating/
Corporate
Independent	Audit	Compensation	Governance
Directors	Committee	Committee	Committee
Irving W. Bailey, II		Chair
David J. Barram	X
Stephen L. Baum	Chair		X
Rodney F. Chase	X		X
Judith R. Haberkorn		X
F. Warren McFarlan		X	Chair
Chong Sup Park		X
Thomas H. Patrick	X

     The Board has determined that:

  each committee member satisfies all applicable requirements for membership on that committee; and

  each of the four Audit Committee members qualifies as an “audit committee financial expert” for purposes of the rules of the SEC.

     Audit Committee. The Audit Committee oversees the accounting, financial reporting processes and related internal control framework of the Company, and audits of the Company’s financial statements and internal controls over financial reporting. The Committee assists the Board of Directors in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of the Company’s internal audit function and independent auditors. The Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditors. A report of the Committee is included on page 9 of this Proxy Statement. During the last fiscal year, the Committee held 13 meetings.

     Anyone with questions or complaints regarding accounting, internal accounting controls or auditing matters may communicate them to the Audit Committee by calling CSC’s Open Line (800.822.5527). Calls may be confidential or anonymous. All such questions and complaints will be forwarded to the Audit Committee for its review and will be simultaneously reviewed and addressed under the direction of the Vice President, Internal Audit. The Audit Committee may direct special treatment, including the retention of outside advisors, for any concern communicated to it. CSC’s Code of Ethics and Standards of Conduct prohibits retaliation against CSC employees for any report or communication made in good faith through the Open Line.

     Compensation Committee. The Compensation Committee reviews and approves the corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates performance in light of those goals and objectives and, together with the other independent directors, determines his compensation based on that evaluation. The Committee also approves the compensation of all other senior executives, based on compensation recommendations of CSC management and benchmarking studies from outside consultants, and recommends to the Board the compensation of directors for service on the Board and its committees. In addition, the Committee administers all stock incentive plans, and makes recommendations to the Board regarding incentive compensation plans and equity-based plans. A report of the Committee is included on page 14 of this Proxy Statement. During the last fiscal year, the Committee held nine meetings.

      Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee assists the Board of Directors in identifying and evaluating candidates for election or re-election as directors, and in shaping the corporate governance of the Company. The Committee recommends the membership and chairman of each Board committee, and monitors the continuing qualification of directors to serve as Board and committee members. Periodically, the Committee assesses Board size, structure and operations, and reviews the Company’s significant corporate governance documents. The Committee oversees the orientation and education of directors, and the Board’s annual self-evaluation of its performance. During the last fiscal year, the Committee held five meetings.

Director Nomination Process

     The Board believes that all directors should have the attributes listed below. Specifically:

  They should exhibit the highest professional and personal ethics and values.

  They should have had a successful career that demonstrates senior level management and leadership experience in a public company, government or a major academic institution.

  They (other than employee directors) should meet the standards of independence set forth in CSC’s Corporate Governance Guidelines.

  They should be financially literate.

  They should be able to serve on the Board for a sustained period of time after they are first elected, preferably for at least five years.

  They should be able to devote sufficient time and energy to the performance of their duties as a CSC director, and serve on no more than four other public company boards, if retired, and three if not retired.

  They should not hold any position or have any relationship that would cause CSC to violate any applicable legal requirement.

  They should be able to effectively, consistently and appropriately take into account and balance the legitimate interests and concerns of all CSC stockholders and other stakeholders.

     In evaluating potential director nominees, the Nominating/Corporate Governance Committee first screens them for these attributes. The Committee then considers the contribution they would make to the Board’s diversity of background, knowledge, experience and capability, and their likely impact on Board dynamics and effectiveness. The Committee has retained a third-party search firm to identify qualified director candidates and to assist the Committee in evaluating candidates that have been identified by others.

     The Committee will consider potential director candidates recommended by stockholders who own in excess of 1% of the Company’s outstanding shares. Stockholder recommendations should be submitted to the Nominating/ Corporate Governance Committee, in care of the Corporate Secretary, Computer Sciences Corporation, 3170 Fairview Park Drive, Falls Church, Virginia 22042, within the time period described in “ADDITIONAL INFORMATION; Business for 2009 Annual Meeting; Stockholder-Recommended Director Candidates” on page 46. The submission should include the following:

  evidence of the stockholder’s current CSC stockholdings;

  sufficient information to permit the Committee to evaluate the candidate pursuant to the criteria described above;

  a detailed description of any relationship or understanding between the stockholder and the candidate; and

  the consent of the candidate to serve if nominated and elected.

     Stockholder recommendations made in accordance with the foregoing will be evaluated by the Committee in the same manner in which the Committee evaluates other nominees.

     Two of the nominees for election at the Annual Meeting have not previously stood for election by the Company’s stockholders. Chong Sup Park was identified to the Committee as a potential director candidate by a third-party search firm. Upon recommendation by the Committee, the Board elected Dr. Park as a director effective July 30, 2007. Judith R. Haberkorn was identified to the Committee as a potential director candidate by one of our directors. The Committee retained a third-party search firm to assist it in evaluating her. Upon recommendation by the Committee, the Board elected Ms. Haberkorn as a director effective November 1, 2007.

Director Attendance at Meetings

     As set forth in the Corporate Governance Guidelines, directors are expected to attend all meetings of the Board and the Board committees upon which they serve, and all annual meetings of the Company’s stockholders at which they are standing for election or re-election as directors. The Board held 13 meetings in Fiscal Year 2008. Each director attended at least 80% of the aggregate number of meetings of the Board and the Board committees of which he or she was a member during Fiscal Year 2008, and each of the directors then serving attended the 2007 Annual Meeting of Stockholders. In addition, the non-management directors held 12 executive sessions in Fiscal Year 2008.

Oversight of Related Person Transactions

     The Nominating/Corporate Governance Committee is responsible for overseeing transactions with related persons that may require disclosure under applicable SEC rules, but CSC has not adopted formal written policies and procedures for reviewing and approving these types of transactions. There are no related party transactions between the Company and any of the independent directors; and there are no related party transactions between the Company and any of the executive officers named in the Summary Compensation Table on page 25, other than as disclosed elsewhere herein.

Director Compensation

     Cash Compensation. Non-management directors receive an annual retainer of $60,000 and a meeting fee of $2,000 for each day of attendance, in person or telephonically, at any meeting of the Board of Directors or any of its committees, or at any executive session of the non-management directors, provided that no more than one meeting fee is paid for any day. Management directors do not receive any compensation for service on the Board.

      The Chairs of the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee also receive an annual fee of $20,000, $15,000 and $10,000, respectively. The Presiding Director receives an annual fee of $35,000.

     Amounts payable in cash may be deferred pursuant to the Company’s Deferred Compensation Plan, which is described on page 35.

     Restricted Stock Units. Each non-management director other than Judith R. Haberkorn was awarded 2,500 restricted stock units (“RSUs”) on December 26, 2007 (2,500 shares of CSC stock had an aggregate market value of approximately $125,000 on that date). Ms. Haberkorn, who became a CSC director on November 1, 2007, received a pro rata award of 1,800 RSUs on December 26, 2007. The RSUs vest in full at the 2008 Annual Meeting. When a CSC director ceases to serve on the Board, the RSUs are automatically redeemed for shares of CSC stock and dividend equivalents with respect to those shares. The number of shares to be delivered upon redemption is equal to the number of RSUs that are vested at the time the director ceases to serve on the Board. At the director’s election, the RSUs may be redeemed (i) as an entirety, upon the day the director ceases to serve on the Board, or (ii) in substantially equal amounts upon the first five, ten or fifteen anniversaries of that day.

     The following table sets forth for each of the non-management directors (i) the cash compensation earned in the Fiscal Year ended March 28, 2008, (ii) the preferential or above-market earnings during that year on amounts deferred pursuant to the Deferred Compensation Plan and (iii) the compensation expense recognized in the Company’s financial statements during the Fiscal Year ended March 28, 2008.

			Change in Pension
			Value and Nonqualified
	Fees Earned or	Stock Awards[2]	Deferred Compensation
Name	Paid in Cash[1] ($)	($)	Earnings[3] ($)	Total ($)
(a)	(b)	(c)	(d)	(e)
Irving W. Bailey, II	116,068	95,146	23,808	235,022
David J. Barram	102,356	95,146	—	197,502
Stephen L. Baum	120,318	95,146	13,037	228,501
Rodney F. Chase	98,356	95,146	—	193,502
Judith R. Haberkorn	41,000	38,163	—	79,163
F. Warren McFarlan	135,492	95,146	5,994	236,632
Chong Sup Park	64,272	53,004	201	117,477
Thomas H. Patrick	102,356	95,146	—	197,502
____________________

1.	Column (b) reflects all cash compensation earned during Fiscal Year 2008, whether or not payment was deferred pursuant to the Deferred Compensation Plan.

2.	Column (c) reflects the dollar amount recognized for financial statement reporting purposes in Fiscal Year 2008 in accordance with SFAS No. 123 (revised 2004), “Share-Based Payment (“FAS 123R”) in connection with the RSUs granted on December 26, 2007 and July 31, 2006. For a discussion of the assumptions made in the valuation of restricted stock and RSUs, reference is made to the section of Note 1 of the Company’s 2008 Annual Report filed on Form 10-K providing details of the Company’s adoption of FAS 123R.

3.	Column (d) reflects that portion of the interest credited to the director during Fiscal Year 2008 under the Deferred Compensation Plan which is considered to be at above-market rates pursuant to SEC rules. The non-management directors do not have a pension plan.

Audit Committee Report

     The Audit Committee reviewed and discussed with management and Deloitte & Touche LLP, the Company’s independent auditors, the Company’s audited financial statements for the Fiscal Year ended March 28, 2008, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and Deloitte & Touche LLP’s evaluation of the Company’s internal control over financial reporting. The Audit Committee also discussed with the independent auditors the materials required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. In addition, the Audit Committee received from Deloitte & Touche LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the PCAOB in Rule 3600T, and discussed with them their independence.

     Based on such review and discussions, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 28, 2008 for filing with the SEC.

     The Audit Committee also appointed Deloitte & Touche LLP as the Company’s independent auditors for the Fiscal Year ending April 3, 2009, and recommended to the Board of Directors that such appointment be submitted to the Company’s stockholders for ratification.

Stephen L. Baum, Chair
David J. Barram
Rodney F. Chase
Thomas H. Patrick

PROPOSAL 1

ELECTION OF DIRECTORS

     The Board of Directors consists of nine directors. The Nominating/Corporate Governance Committee has recommended to the Board, and the Board has approved, the nomination of all nine incumbent directors for re-election at the Annual Meeting. It is intended that the accompanying proxy, if executed and returned with no voting instructions indicated, will be voted for the election to the Board of the nine director nominees named in this Proxy Statement.

     Votes may not be cast for more than nine director nominees. The nine persons receiving the highest number of “FOR” votes at the Annual Meeting will be elected as directors.

     The Board of Directors recommends a vote FOR each of its nine director nominees.

     The following information regarding the director nominees is as of June 6, 2008.

Irving W. Bailey, II. Senior Advisor, since 2005, and Managing Director, from 2001 to 2005, of Chrysalis Ventures, LLC, a private equity fund. Former Chairman and Chief Executive Officer of Providian Corporation, retired as of 1997. Mr. Bailey is also Vice Chairman and a director of AEGON N.V. and a director of Hospira, Inc. He has been a director of CSC since 1992. Age 66.

David J. Barram. Chairman, since 2007, and Chief Executive Officer, from 2006 to 2007, of Mobibucks Corporation, a provider of an alternate payment system and electronic loyalty card and coupon system. Former Administrator of the U.S. General Services Administration, retired as of 2000. He has been a director of CSC since 2004. Age 64.

Stephen L. Baum. Former Chairman of Sempra Energy, a publicly held energy-services company, retired as of January, 2006. Prior thereto, Chairman and Chief Executive Officer of Sempra Energy from 2000 to 2005, and President from 2000 to 2004. Mr. Baum is also a director of Trans Alta Corporation. He has been a director of CSC since 1999. Age 67.

Rodney F. Chase. Chairman, since 2005, of Petrofac Ltd., a provider of facilities solutions to the oil and gas industry. Senior Advisor, since 2003, to Lehman Brothers, an investment bank. Former Deputy Group Chief Executive and Managing Director, from 1992 to 2003, of BP p.l.c., an oil and gas company. Mr. Chase is also Deputy Chairman of Tesco p.l.c. and a director of Nalco Company and Tesoro Corporation. He has been a director of CSC since 2001. Age 65.

Judith R. Haberkorn. Retired President of Consumer Sales and Service, Verizon Communications (formerly Bell Atlantic), provider of broadband, wireline and wireless Communications for business, government and consumers, from 1998 to 2000. Ms. Haberkorn is also a Director of Armstrong World Industries and Express Jet Holdings. She has been a director of CSC since November 2007. Age 61.

Michael W. Laphen. Chairman of the Company since July 2007, and President and Chief Executive Officer since May 2007. President and Chief Operating Officer from 2003 to May 2007, Corporate Vice President from August 2001 to April 2003, and President of the European Group from August 2000 to March 2003. He has been a director of CSC since February 2007. Age 57.

F. Warren McFarlan. Professor, Harvard University, Graduate School of Business Administration since 1973. T. J. Dermot Dunphy Baker Foundation Professor since 2004. Senior Associate Dean and Director of Harvard’s Asia-Pacific Initiative from 2000 to 2004. Mr. McFarlan is also a director of Li & Fung Limited and INVESTools Inc. He has been a director of CSC since 1989. Age 70.

Chong Sup Park. Former Chairman and CEO of Maxtor Corporation, from November 2004 to May 2006, prior to its acquisition by Seagate Technology, a manufacturer and designer of hard disk drives. Director of Maxtor Corporation from February 1994 to May 2006 and Director of Seagate Technology since May 2006. Dr. Park is also a Director of Brooks Automation, Inc., Smart Modular Technologies Inc. and Ballard Power Systems Inc. He has been a director of CSC since July 2007. Age 60.

Thomas H. Patrick. Chairman, since 2004, of New Vernon Capital LLC, a private equity fund. Former Executive Vice Chairman, Finance and Administration, from 2002 to 2003, and Executive Vice President and Chief Financial Officer, from 2000 to 2002, of Merrill Lynch & Co., Inc., an investment banking and securities brokerage. Mr. Patrick is also a director of Deere & Company and Baldwin & Lyons, Inc. He has been a director of CSC since 2004. Age 64.

     Several stockholders of the Company have filed purported derivative actions against both the Company, as nominal defendant, as well as certain of CSC’s executive officers and directors. These actions generally allege that certain of the individual defendants breached their fiduciary duty to the Company by purportedly “backdating” stock options granted to CSC executives, improperly recording and accounting for allegedly backdated stock options, producing and disseminating disclosures that improperly recorded and accounted for the allegedly backdated options, engaging in acts of corporate waste, and committing violations of insider trading laws. These actions allege that certain of the defendants were unjustly enriched and seek to require them to disgorge their profits. In August 2007, the federal district court dismissed the consolidated derivative litigation involving CSC with prejudice. Plaintiffs appealed that decision and an appeal is currently pending before the Ninth Circuit. In June 2008, the California state court also dismissed the separate consolidated derivative litigation involving CSC with prejudice. No action has yet been taken by Plaintiffs with regard to that ruling.

     The Company and certain directors and other individuals have also been sued in class action proceedings alleging violations of the ERISA statute related to claims of alleged backdating of stock options. The federal ERISA cases, which have been transferred from the Eastern District of New York to the Central District of California, were recently consolidated. On June 20, 2008, the defendants moved to dismiss the consolidated complaint. That motion is still pending.

STOCK OWNERSHIP

     The following table provides information on Common Stock beneficially owned as of June 6, 2008 by:

  each person or group believed by the Company to own beneficially more than 5% of the outstanding Common Stock;

  each of the seven executive officers named in the Summary Compensation Table on page 25;

  each of the current directors of the Company; and

  all executive officers and directors, as a group.

     Unless otherwise indicated, each person or group has sole voting and investment power with respect to all shares beneficially owned.

Name and Address	Number of Shares
of Beneficial Owner[1]	Beneficially Owned		Percent of Class
Dodge & Cox	21,567,085	[2]	14.3%	[2]
555 California Street, 40th Floor
San Francisco, California 94104
Barclays Global Investors, NA	11,456,275	[3]	7.6%	[3]
45 Fremont Street
San Francisco, California 94105
Michael W. Laphen	519,256	[4,6]		[4,5,6]
Van B. Honeycutt	2,806,672	[4]	1.9%	[4]
Donald G. DeBuck	99,842	[4,7]		[4,5,7]
Michael E. Keane	109,260	[4]		[4,5]
Paul T. Tucker	250,303	[4]		[4,5]
Hayward D. Fisk	132,489	[4]		[4,5]
Thomas R. Irvin	56,101	[4]		[4,5]
Irving W. Bailey, II	25,552	[8]		[5,8]
David J. Barram	7,900	[8]		[5,8]
Stephen L. Baum	17,619	[8]		[5,8]
Rodney F. Chase	14,340	[8]		[5,8]
Judith R. Haberkorn	1,800	[8]		[5,8]
F. Warren McFarlan	24,710	[8]		[5,8]
Chong Sup Park	2,500	[8]		[5,8]
Thomas H. Patrick	9,300	[8]		[5,8]
All executive officers and directors of the Company,
as a group 18 persons	1,445,222	[4,8,9]	1.0%	[4,8,9]
____________________

1.	Unless otherwise indicated, the address of each person or group is c/o Computer Sciences Corporation, 3170 Fairview Park Drive, Falls Church, Virginia 22042.

2.	This information, which is not within the direct knowledge of the Company, has been derived from a Schedule 13G filed with the SEC on February 13, 2008. Based upon information contained in the filing, Dodge & Cox has sole voting power with respect to 20,457,385 of these shares, shared voting power with respect to 49,200 of these shares and sole dispositive power with respect to 21,567,085 of these shares.

3.	This information, which is not within the direct knowledge of the Company, has been derived from a Schedule 13G filed with the SEC on February 5, 2008. Based upon information contained in the filing (i) Barclays Global Investors, N.A. has sole voting power and sole dispositive power with respect to 7,074,898 and 8,350,651 of these shares, respectively, and beneficially owns 8,350,651 of these shares,

(ii) Barclays Global Fund Advisors has sole voting power and sole dispositive power with respect to, and beneficially owns, 1,476,090 of these shares, (iii) Barclays Global Investors, Ltd. has sole voting power and sole dispositive power with respect to 869,003 and 1,074,565 of these shares, respectively, and beneficially owns 1,074,565 of these shares, (iv) Barclays Global Investors Japan Limited has sole voting and dispositive power with respect to, and beneficially owns, 434,111 of these shares, (v) Barclays Global Investors Canada Limited has sole voting and dispositive power with respect to, and beneficially owns, 120,858 of these shares and (vi) Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Global Investors Australia Limited, and Barclays Global Investors (Deutschland) AG each has sole voting and dispositive power with respect to, and beneficially owns, none of these shares.

4.

With respect to Messrs. Laphen, Honeycutt, DeBuck, Keane, Tucker, Fisk, Irvin and all executive officers and directors of the Company, as a group, includes 426,630; 2,605,088; 87,740; 82,500; 222,645; 110,362; 53,417 and 1,121,191 shares of Common Stock, respectively, subject to employee options which were outstanding on June 6, 2008 and currently are exercisable or which are anticipated to become exercisable within 60 days thereafter. These shares have been deemed to be outstanding in computing the Percent of Class. Shares for all executive officers and directors as a group do not include shares beneficially owned by Mr. Honeycutt who was neither an executive officer nor a director on June 6, 2008.

With respect to Messrs. Laphen, Honeycutt, DeBuck, Keane, Tucker, Fisk, Irvin and all executive officers and directors of the Company, as a group, includes 25,657; 0; 5,010; 11,181; 3,333; 4,335; 1,212 and 61,705 shares of unvested restricted stock outstanding on June 6, 2008 which are anticipated to vest within 60 days thereafter. Holders of unvested restricted stock have sole voting power, but no investment power, with respect thereto. Shares for all executive officers and directors as a group do not include shares beneficially owned by Mr. Honeycutt who was neither an executive officer nor a director on June 6, 2008.

With respect to Messrs. Laphen, Honeycutt, DeBuck, Keane, Tucker, Fisk, Irvin and all executive officers and directors of the Company, as a group, includes 2,166; 6,287; 2,230; 142; 521; 2,291; 1,472 and 12,643 shares of Common Stock, respectively, which are held for the accounts of such persons under the Company’s Matched Asset Plan and with respect to which such persons had the right, as of June 6, 2008, to give voting instructions to the Committee administering the Plan. Shares for all executive officers and directors as a group do not include shares beneficially owned by Mr. Honeycutt who was neither an executive officer nor a director on June 6, 2008.

5.	Less than 1%.

6.	Mr. Laphen and his wife share voting and investment power with respect to 6,916 of these shares.

7.	Mr. DeBuck and his wife share voting and investment power with respect to 4,862 of these shares.

8.	With respect to Mr. Bailey, Mr. Barram, Mr. Baum, Mr. Chase, Ms. Haberkorn, Mr. McFarlan, Dr. Park, Mr. Patrick and all executive officers and directors of the Company, as a group, includes 18,552; 7,900; 15,619; 14,340; 1,800; 19,910; 2,500 ; 9,300 and 89,921 shares of Common Stock, respectively, which shares are subject to director RSUs that were outstanding on June 6, 2008, and which shares would, pursuant to such RSUs, be distributed to such directors if their directorships were to terminate on August 5, 2008. These shares have been deemed to be outstanding in computing the Percent of Class. Shares for all executive officers and directors as a group do not include shares beneficially owned by Mr. Honeycutt who was neither an executive officer nor a director on June 6, 2008.

9.	The executive officers and directors, as a group, have sole voting and investment power with respect to 1,432,504 of these shares, shared voting and/or investment power with respect to 12,378 of these shares, and no voting or investment power with respect to 340 of these shares. Shares for all executive officers and directors as a group do not include shares beneficially owned by Mr. Honeycutt who was neither an executive officer nor a director on June 6, 2008.

EXECUTIVE COMPENSATION

Compensation Committee Report

     The Compensation Discussion and Analysis set forth below discusses the Company’s executive compensation programs and policies. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Irving W. Bailey, II, Chair
Judith R. Haberkorn
F. Warren McFarlan
Chong Sup Park

Compensation Discussion and Analysis

     This section of the proxy statement discusses executive compensation. It is focused on the compensation paid to our two principal executive officers during Fiscal Year 2008, our two principal financial officers during Fiscal Year 2008, and our three other most highly compensated executive officers as of March 28, 2008, the last day of Fiscal Year 2008 (the “Named Executive Officers” or “NEOs”). Information about our Named Executive Officers as of March 28, 2008 is set forth below.

			Years of
Name	Title	Age	Service
Michael W. Laphen	Chairman, President and Chief Executive Officer	57	31
Van B. Honeycutt	Former Chairman and Chief Executive Officer	63	31
Donald G. DeBuck	Vice President, Chief Financial Officer and Controller	50	28
Michael E. Keane	Vice President and Former Chief Financial Officer	52	2
Paul T. Tucker	Vice President, Corporate Development	59	12
Hayward D. Fisk	Vice President, General Counsel and Secretary	65	19
Thomas R. Irvin	Vice President and Treasurer	59	21

Executive Compensation Philosophy and Fiscal Year 2008 Context

     Fiscal Year 2008 was an inspiring and challenging period of transition in which CSC, led by its new Chairman and CEO, planned for and embarked upon a new business strategy (“Project Accelerate”). To support Project Accelerate initiatives, CSC set in motion for Fiscal Year 2009 a succession plan deploying several new members of the executive management team and a new organization structure.

     CSC’s new business strategy is founded on its proud heritage of leadership in providing information technology infrastructure to the US federal government, its traditional strength in outsourcing IT services throughout the commercial sector within and outside the US and its innovative consulting solutions for clients around the globe. The goal of the new strategy is to propel the Company into an aggressive new phase of profitable growth in its existing, and importantly, new marketplaces.

     Drawing upon these traditional strengths, CSC has broadened its mission to that of providing technology-enabled business solutions to its existing and growing client base. CSC has emerged from this transition year mobilized to provide industry-centric and seamless information technology and e-commerce solutions that help its clients compete more effectively in the global economy.

     The pay-for-performance philosophy, which has traditionally driven executive compensation practices at CSC, emerged from this transition year with renewed importance. Some initial changes were made in the executive compensation program during Fiscal Year 2008 in support of the new business strategy; more significant and comprehensive changes were identified during Fiscal Year 2008 for adoption and implementation in Fiscal Year 2009.

     Maintaining a lean cost structure that enables CSC to retain and expand existing business and successfully compete for new business in a highly competitive marketplace remains a key factor in CSC’s underlying business strategy. The mix of components in the executive compensation program supports this lean cost structure and amplifies the pay-for-performance philosophy by placing greater emphasis on the “at risk” or “variable” components of pay, including performance-based annual and long-term incentive compensation, than on the “fixed” components of executive compensation, such as salary, benefits and perquisites.

     To attract and retain high performing executive talent, CSC sets pay levels delivered through its executive compensation program to reflect those delivered by companies who compete with CSC for executive talent.

     Consistent with its general policy of at-will employment, CSC does not enter into employment agreements with any U.S.-based executives, except its CEO. Accordingly, an employment agreement was concluded in August 2007 with Mr. Laphen, CSC’s new Chairman, CEO and President.

Compensation Committee

     The Compensation Committee is responsible for overseeing executive compensation at CSC. This responsibility includes:

  determining the compensation package for CSC’s senior executives; and

  recommending the CEO’s compensation package to the independent directors of the Board, who have final approval authority.

     The Compensation Committee has retained the consulting firm, Towers Perrin, as its compensation consultant and advisor. The consultant reports directly to the Compensation Committee and regularly participates in Compensation Committee meetings. While Towers Perrin did not perform any other consultative work for CSC during Fiscal Year 2008 in the United States, several of CSC’s operating units outside of the United States participated in and purchased Towers Perrin commercially available compensation surveys for selected managerial and technical positions in their regions with a total expenditure of $45,000. In the future, CSC will use these services only with the approval of the Compensation Committee.

Executive Compensation Process

     The annual process for determining Executive Compensation at CSC includes four steps:

  Review of Executive Compensation Program

  Review of Company and Executive Performance

  Analysis of Competitive Compensation Levels

  Approval of Executive Compensation

     Each step in the annual decision-making process is described below, including the conclusions reached and actions taken during Fiscal Year 2008, as well as changes adopted for Fiscal Year 2009.

Review of Executive Compensation Program

     Prior to the beginning of each fiscal year, the Compensation Committee reviews CSC’s executive compensation program and receives a briefing from its consultant and CSC’s Corporate Vice President of Human Resources which includes:

  a review of emerging issues and trends in the marketplace, the investment community and the legal and regulatory environment;

  an assessment of the impact of these trends and issues on executive compensation practices at CSC;

  a review of companies that might function as potential members of the Company’s peer group in the upcoming annual evaluation of executive pay;

  a review of each component of pay, and the criteria that will be used to evaluate the component during the annual compensation review; and,

  as appropriate, recommendations for areas of potential changes to the executive compensation program in the upcoming fiscal year.

     For Fiscal Year 2008, the Compensation Committee conducted the program review late in January 2007. This review concluded that the framework of CSC’s executive compensation program would continue to serve stockholder interests during Fiscal Year 2008 subject to several changes to reflect marketplace trends and to emphasize Project Accelerate initiatives.

     Accordingly, the Compensation Committee reached the following decisions for Fiscal Year 2008 during its January 2007 meeting.

  Conduct an expanded executive compensation program review during mid Fiscal Year 2008 once Project Accelerate initiatives reached a point where they could provide a meaningful context for the expanded review. See “Expanded Executive Compensation Program Review” on page 23.

  Retain the ten peer companies listed below, which have been used for the past four years, as best representing CSC’s competitive marketplace for executive talent:
Accenture Ltd. Affiliated Computer Services, Inc. Automatic Data Processing, Inc. Electronic Data Systems Corporation	First Data Corporation Hewlett Packard Co. Lockheed Martin Corporation Northrop Grumman Corp.	IBM Unisys Corp.

  Use the following guidance for Fiscal Year 2008 senior executive compensation:

Component	Guidance for Compensation Recommendations
Base Salary	Increase base salaries an average of 4.5% to 5%

Annual Incentive
  Maintain Fiscal Year 2007 annual incentive bonus target percentages except for selective increases to reflect increased scopes of responsibility

  Review and evaluate performance criteria and make changes, as appropriate, to support Fiscal Year 2008 Project Accelerate initiatives

Long-Term Incentives	Grant approximately equal value in stock options and RSUs Selectively increase individual equity awards to reflect level of contribution, performance and competitive pay practices

Review of Company Performance

     Consistent with CSC’s pay-for-performance philosophy, the annual compensation review process to determine Fiscal Year 2008 compensation levels included an assessment of the Company’s performance for the prior fiscal year. Excluding special items, the company demonstrated strong performance in a number of performance metrics for Fiscal Year 2007, including, but not limited to, revenue, new business awards and earnings per share.

Competitive Compensation Benchmarking

     The annual review process also includes an evaluation of pay levels in the competitive marketplace. The Compensation Committee reviews a study prepared by its consultant, Towers Perrin, and another study, commissioned by CSC management, from Hewitt Associates, which evaluates pay levels among the peer companies. Using survey data, the studies identify for each position: (i) a range of pay, including quartiles within the range for salary, (ii) annual incentive, (iii) long-term incentives and (iv) total compensation.

Review and Approval of Executive Compensation

     The executive compensation program at CSC is comprised of five principal elements: base salary, annual incentive, long-term incentives, post-employment compensation (retirement and severance benefits) and perquisites.

     Based on guidance provided by the Compensation Committee in the January meeting and the analysis of competitive compensation levels, CSC management submits compensation recommendations for senior executives below the CEO level in the late April/early May Compensation Committee meeting each year. The Compensation Committee: (i) reviews these recommendations; (ii) makes compensation decisions; and (iii) develops its recommendations for the CEO compensation package. The independent directors of the Board review the Committee’s recommendation and determine the CEO’s compensation during the Board meeting in late May.

Executive Compensation Program Components

     Each component of the executive compensation program is described below.

Base Salary

     What it Rewards. Base salary is set taking into account the level of responsibility assumed by the executive, performance in position and competitive pay practices.

     Target Pay Levels. Consistent with CSC’s business strategy of maintaining a lean “go to market” cost structure, the Compensation Committee references base salary for CSC executives to the midpoint of the range of salaries paid by its peer companies.

     Fiscal Year 2008 Base Salary Actions. Fiscal Year 2008 increases to base salary reflected the factors listed above, as well as company performance and the fact that most CSC executive salaries were below the 50th percentile paid by peer companies. During its late May 2007 meeting, the Compensation Committee approved Fiscal Year 2008 base salary increases of 5% for each of Messrs. Keane, DeBuck, Irvin and Tucker and 4.5% for Mr. Fisk. Mr. Honeycutt’s salary was left unchanged due to his then-pending retirement.

     The Compensation Committee recommended, and the independent directors of the Board approved, an increase in Mr. Laphen’s base salary from $720,300 to $1,000,000. This increase reflected his promotion to CEO at the May 2007 Board of Directors meeting and his leadership in developing CSC’s new business strategy. Mr. DeBuck subsequently received an increase in base salary from $274,400 to $302,000 in March 2008 in recognition of his interim appointment to the Chief Financial Officer role late in Fiscal Year 2008.

Annual Incentive Compensation

     What it Rewards. CSC’s annual incentive plan, the Annual Management Incentive Plan (“AMIP”), rewards executives for performance against targeted annual financial goals.

     Target Pay Level. For Fiscal Year 2008, consistent with CSC’s compensation philosophy of placing greater emphasis on performance-based pay, the Compensation Committee referenced annual incentive compensation to the third quartile (50th to 75th percentile) of the range of annual incentive compensation paid by its peer companies. Target awards are expressed as a percentage of base salary, and represent the amount of compensation that would be earned if targeted financial goals are achieved.

     Determinants of Pay. The annual incentive compensation opportunity for each NEO is determined by two schedules that relate incentive payouts to results relative to the target performance levels.

     Calculation of AMIP awards above and below target performance levels on each financial measure is based on two graduated schedules. These schedules provide for reduced payouts for results that fall below target performance levels, down to a threshold level. No payouts are earned for performance below the threshold level. Similarly, they provide for increased payouts, up to a maximum, if results exceed target performance levels. Threshold, on-target and maximum payout percentages are indicated below.

	EARNINGS PER SHARE		ALL OTHER MEASURES
	Achievement[1]	Payout[2]	Achievement[1]	Payout[2]
Maximum	≥ 108.4%	150.0%	≥ 120.0%	150.0%
On-Target	100.0%	100.0%	100.0%	100.0%
Threshold	87.6%	50.0%	75.0%	50.0%
Below Threshold	< 87.6%	0.0%	< 75.0%	0.0%
____________________

1.	Percentage of target performance

2.	Percentage of target payout

     Actual payouts are determined by extrapolating between multiple achievement/payout points interspersed between the points listed for each schedule in the table above.

     Forms of Pay. Awards earned under the AMIP are paid in cash unless the participant elects to defer all or part of the award under the Deferred Compensation Plan, as described in “Fiscal Year 2008 Nonqualified Deferred Compensation” on page 35.

     Fiscal Year 2008 Annual Incentive Compensation. Fiscal Year 2008 annual incentive compensation decisions include: (i) setting the annual incentive target percentage for each participant; (ii) establishing the financial measures and target performance levels for the AMIP; and (iii) approving the AMIP payouts for each participant at the end of the year.

     Annual incentive target percentages for the NEOs were kept at the same levels as Fiscal Year 2007, except for Mr. Laphen whose target percentage was increased from 150% to 200% reflecting his promotion from COO to CEO, President and Chairman in Fiscal Year 2008. With the increase in target percentage to 200%, Mr. Laphen’s annual incentive target percentage approximated the midpoint of the targets for CEOs in the peer companies.

     For Fiscal Year 2008, the Compensation Committee approved the addition of two new financial measures to reinforce the profitable growth objective of Project Accelerate: supplemental revenue and operating income from Project Accelerate initiatives. The new measures replaced Operating Income Margin. The seven financial factors comprising the Fiscal Year 2008 AMIP for the NEOs, and their purposes and relative weights in determining AMIP payouts, are described below.

Financial
Measures	Description	Weight	Purpose
Revenue	Revenue targets require sustaining and growing current business as well as capturing new business.	20%	Primary measure of growth

Return on Investment (“ROI”)	ROI targets require effective use of working capital and invested capital.	20%	Primary measure of value creation

Earnings Per Share (“EPS”)	EPS targets direct executives to look beyond their area of responsibility to realize opportunities for synergy and collaboration that support corporate goals.	20%	Primary measure of company-wide performance

Operating Income (“OI”)	OI targets challenge executives to manage costs effectively while delivering service commitments.	15%	Key component of profitability

Project Accelerate Revenue	Project Accelerate Revenue provides an additional reward for achievement of 10 % revenue growth over and above Fiscal Year 2007 revenue.	7.5%	Primary measure of growth from new initiatives

Project Accelerate OI	Project Accelerate OI provides an additional reward for achievement of profitability on the incremental Project Accelerate Revenue.	7.5%	Primary measure of profitable growth from new initiatives

Days Sales Outstanding (“DSO”)	DSO targets challenge executives to contribute to reduced working capital investments by managing accounts receivable.	10%	Key component of capital affecting ROI

     Fiscal Year 2008 AMIP goals and performance results are presented in the table below. As permitted by the stockholder approved 2007 Employee Incentive Plan, the following exclusions from the financial measures were approved by the Compensation Committee.

  An item that would have increased Company results, the positive effect on invested capital resulting from the adoption in Fiscal Year 2008 of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (“FIN 48”), was excluded from the calculation of AMIP awards.

  Special items that would have reduced Company results, consisting of the Fiscal Year 2008 special restructuring charge and charges related to the retirement of the Company’s former CEO, were not factored into the AMIP targets set at the beginning of the year, and were excluded from the calculation of the AMIP awards.

FISCAL YEAR 2008 AMIP GOALS AND PERFORMANCE RESULTS

		Goal	Performance		Achievement	Payout
Financial Measurement	Weight	(millions)	(millions)%			%
Revenue	20.0%	$16,073.3	$16,499.5		102.7%	105.4%
Return on Investment	20.0%	9.1%	8.8%[1]		96.7%	93.4%
Earnings Per Share	20.0%	$4.00	$3.84	[2]	96.0%	87.1%
Operating Income	15.0%	$1,322.2	$1,317.7	[3]	99.7%	99.4%
Project Accelerate Revenue	7.5%	$16,342.3	$16,499.5		101.0%	102.0%
Project Accelerate OI	7.5%	$1,334.6	$1,317.7		98.7%	97.4%
Days Sales Outstanding	10.0%	79	74	[4]	106.3%	112.6%
Total	100.0%		Weighted Average Total			98.3%

____________________

1.	Consists of profit before interest expense, special items and after statutory tax expense divided by average capital for the 13 months ended March 28, 2008 with average capital adjusted for the impact of the adoption of FIN 48 on invested capital.

2.	Consists of Earnings Per Share before special items.

3.	Consists of income before corporate General & Administrative expense, minority interest expense, earnings from equity method investments, interest expense and income, special items and other income adjusted for minority interest expense and earnings from equity method investments in excess of budget.

4.	Consists of the twelve month average of the monthly DSOs where each monthly DSO is calculated as the total accounts receivable balance at the end of the month reduced by Value Added Tax (VAT) receivable and deferred income, divided by the revenue per day over the last three months.

     The following annual incentive compensation awards for each NEO approved by the Compensation Committee and by the Board for Mr. Laphen, are based on the weighted average payout percentage from the table above.

FISCAL YEAR 2008 ANNUAL INCENTIVE COMPENSATION

	TARGET		PAYOUT
	Percent		Percent
	(of Salary)	Amount	(of Salary)	Amount
Michael W. Laphen	200%	$2,000,000	196.6%	$1,966,100
Van B. Honeycutt[1]	—	—	—	—
Donald G. DeBuck	70%	$192,080	68.8%	$188,800
Michael E. Keane	100%	$547,000	98.3%	$537,700
Paul T. Tucker	100%	$484,200	98.3%	$476,000
Hayward D. Fisk	100%	$496,400	98.3%	$488,000
Thomas R. Irvin	50%	$123,900	49.2%	$121,800
____________________

1.	Due to Mr. Honeycutt’s retirement early in Fiscal Year 2008, he was not considered for a Fiscal Year 2008 annual incentive award.

Long-Term Incentive Compensation

     What it Rewards. The long-term incentive component of CSC’s executive compensation program is designed to motivate and reward sustained increases in stockholder value. Stock options reward executives for performance that helps drive share price growth, while RSUs increase executives’ ownership position and provide additional retention incentives.

     Stockholder interests are served when there is continuity in successful leadership. Vesting schedules, which spread the realization of value from these grants over several years, create significant retention incentives for executives.

     Target Pay Level. For Fiscal Year 2008, the Compensation Committee referenced long-term incentives to the third quartile (50th to 75th percentile) of the range of long-term incentives paid to executives with comparable responsibilities in CSC’s peer companies.

     Determinants of Pay. In Fiscal Year 2008, the Committee continued its recent practice of granting approximately 50% of the value of long-term incentives as stock options and 50% as RSUs. Fiscal Year 2008 equity grants generally remained at numbers of shares comparable to those granted in Fiscal Year 2007. However, as further explained on page 24 below, commencing in Fiscal Year 2009, the Committee decided to make grants on the basis of competitive grant values instead of number of shares. In addition, the Committee decided to grant performance-based RSUs as one component of the Fiscal Year 2009 long-term incentive compensation.

     Forms of Pay. The long-term incentive component of CSC’s executive compensation program consists of equity grants in the form of time-vested stock options and RSUs.

     The general terms and conditions of grants made in Fiscal Year 2008 are designed to: (i) create the reward opportunity; (ii) deliver the value over a multi-year period; and (iii) supplement the reward value with retention value for the Company.

  Stock option grants become exercisable or “vest” at the rate of one-third of the total grant on each of the first three anniversaries of the date of grant (other than the grant made to Mr. Laphen in connection with his promotion to CEO described below). The executive has up to ten years from the date of the grant (assuming continued employment) to exercise the option to purchase CSC stock. The option allows the executive to purchase shares at a price equal to the closing price of CSC stock on the NYSE on the date of grant (the “exercise price”). Compensation from stock options is realized by the executive only to the extent that CSC’s share price increases over the exercise price.

  RSU grants vest at the rate of one-third of the total grant on each of the third, fourth and fifth anniversaries of the grant date (assuming continued employment). On each of these anniversaries one share of CSC stock is delivered for each vested unit. Also delivered are any dividends paid with respect to each vested share between the grant date and the vesting date.

  Grants of both stock options and RSUs further recognize sustained executive contributions to the Company by providing accelerated vesting to grantees retiring at age 62 or older with at least ten years of service, unless the Compensation Committee determines otherwise.

     Fiscal Year 2008 Long-Term Incentive Compensation. Grants to the seven executives named in this Proxy Statement are summarized in the table below. Mr. Honeycutt received no long-term incentive compensation due to his then-pending retirement. The grant date for Fiscal Year 2008 annual cycle equity grants to NEOs was June 18, 2007, three trading days following the Fiscal Year 2007 earnings announcement as specified in CSC’s Equity Grant Policy. In total the Company made grants to approximately 1,100 employees on that date. The closing price of CSC stock on the New York Stock Exchange on the grant date was $55.23 per share and is, in accordance with CSC’s Equity Grant Policy, the exercise price for all stock option grants issued on the grant date.

     In addition to the regular annual equity grants, two additional long-term incentive grants were made to NEOs during Fiscal Year 2008. In May 2007, the Board of Directors approved a grant of 100,000 stock options for Mr. Laphen at the time of his promotion to CEO and President in May 2007. This grant vests at the rate of one-third of the total grant on each of the fourth, fifth and sixth anniversaries of the date of grant. This additional grant consisted entirely of stock options, rather than a combination of options and RSUs to further align Mr. Laphen’s interests with those of the stockholders in increasing the value of the Company’s stock over the long-term. In February 2008, the Compensation Committee approved a grant of 10,941 RSUs to Mr. DeBuck in recognition of his interim appointment to CFO in January 2008.

     In accordance with CSC’s Equity Grant Policy, the date of these two additional grants was the 15th day of the month (or next trading day on the NYSE, if the NYSE is closed on the 15th day of the month) following the later of the month in which the promotion took effect or the grant was approved. Accordingly, the date of these grants was June 15, 2007 for Mr. Laphen and March 17, 2008 for Mr. DeBuck.

     Additional details of annual compensation and promotional equity grants can be found in the Fiscal Year 2008 Grants of Plan-Based Awards table on page 27.

			Restricted
	Stock Options		Stock Units
Michael W. Laphen	125,000		45,455
	100,000	[1]
Van B. Honeycutt	—		—
Donald G. DeBuck	17,500		6,364
			10,941 [1]
Michael E. Keane	37,500		13,637
Paul T. Tucker	60,000		—
Hayward D. Fisk	12,500		4,546
Thomas R. Irvin	8,750		3,182
____________________

1.	Additional grants made to Mr. Laphen in June 2007 in recognition of his promotion and to Mr. DeBuck in March 2008 in recognition of his interim appointment to CFO.

Post-Employment Compensation

     What it Rewards. Post-employment compensation defers a portion of competitive compensation of CSC’s executives until retirement. This benefit rewards those employees who accept the senior-most executive levels of responsibility for managing the assets and resources of the Company and the very significant time commitments and performance demands associated with their leadership of the Company.

     CSC believes that selective and limited use of a post-employment executive compensation plan for its senior-most executives has served the interests of stockholders by attracting and retaining key executives during the peak years of their careers. The Committee believes that to be effective as well as justifiable to stockholders, CSC’s plan should, in combination with the Company’s underlying Employee Pension Plan, provide a retirement benefit that is competitive with that provided by companies with whom the Company competes for executive talent. Accordingly, during Fiscal Year 2008, the Committee, with the assistance of its consultant, undertook a comprehensive review of the Company’s post-employment compensation practices, including a comparison with the evolving practices of its peer companies. Based on this review, the Company determined that the Supplemental Executive Retirement Plan (SERP No. 1) did not reflect current and evolving practices for similar plans maintained by peer group companies. The Committee also noted an increasing trend of transitioning from defined benefit SERPs to other approaches to providing post-employment compensation, including performance–oriented defined contribution plans.

     In recognition of this trend and the Committee’s commitment to performance based compensation, the Committee decided to close SERP No. 1 to new participants and to transition to a performance-oriented defined contribution post-employment plan. However, noting that companies making the transition from defined benefit to defined contribution plans often preserve the “old” plan for existing participants, especially when the participants are close to retirement, the Committee decided to grandfather current participants in SERP No. 1. In addition, the Committee decided to remove selected SERP No. 1 provisions, such as the automatic post-retirement cost of living adjustment, and update the Plan to incorporate provisions that are consistent with current competitive practices. This was accomplished by creating a new plan, SERP No. 2 and a new Excess Plan. In conjunction with this decision, CSC offered exclusively to existing participants in SERP No.1, who were still actively employed, an opportunity to end their participation in SERP No. 1 and to elect instead to participate in SERP No. 2 and an Excess Plan, which are described below. No new participants will be added to SERP No. 1 or SERP No. 2.

     The Committee decided to implement in Fiscal Year 2009 a defined contribution approach to post-employment compensation for selected executives who are not participants in SERP No. 1 or SERP No. 2. This approach would include features linking the value of the benefit to annual performance and share price and providing the Committee with the flexibility to change the rate of contributions and costs annually if appropriate.

     Terms. SERP No. 2 removes the post-retirement cost of living adjustment feature in SERP No. 1 and revises the basis for calculating the plan benefit to include annual incentive compensation in addition to base salary. Thus, the value of the benefit provided by SERP No. 2 depends on Company performance and the resulting level of annual incentive earned, which was not the case with SERP No. 1. The Excess Plan, similar to the excess benefit offered under SERP No. 1, provides participants the same benefit as would be paid under the Employee Pension Plan, but for the ceilings imposed by the IRS on compensation which can be included in an ERISA qualified plan ($230,000 earnings ceiling in calendar 2008) and on payouts ($185,000 in calendar 2008), under section 415 of the Internal Revenue Code. Compensation for periods of time prior to the earlier of the executive’s date of first participation in SERP No. 1 or the Excess Plan is disregarded and not taken into account. SERP No. 2, in combination with Social Security, the company-paid portion of the Employee Pension Plan and the Excess Plan benefit, provides a retirement benefit approximating 50% of final average base salary and annual incentive compensation.

     Except for Mr. Honeycutt, who was no longer an employee at the time of the offering, and Messrs. DeBuck and Irvin who are not SERP participants, each of the actively employed Named Executive Officers decided to end their participation in SERP No. 1 and elected instead to participate in SERP No. 2 and the Excess Plan.

     SERP No. 1, SERP No. 2 and the Excess Plan are unfunded and do not enjoy the trust investment protections offered under federal ERISA statutes and regulations.

     Forms of Pay. CSC NEOs may participate in one or more of four company-sponsored post-employment benefits plans.

  The broad-based Employee Pension Plan is an ERISA qualified, voluntary and contributory career average defined benefit plan which offers post retirement income based on a combination of employee and company contributions.

  The Deferred Compensation Plan, offered to approximately 650 executives each year, allows participants to defer receipt of earned compensation and payment of the associated income taxes (in most cases). Participants earn a plan-specified rate of return (tied to an outside corporate bond index) on such deferred compensation, allowing participants to accumulate capital on a tax-advantaged basis. See page 35 for details on the rate of return applied to funds in the CSC Deferred Compensation Plan during Fiscal Year 2008.

  SERP No. 1, SERP No. 2 and the Excess Plan provide additional retirement benefits beyond those which can be earned in the broad-based Employee Pension Plan. These plans are offered selectively to a very limited number of executives as described above.

  The Severance Plan provides executives reasonable income continuity protection if their employment is terminated following a change in control. This permits participants to focus on maximizing stockholder value, rather than on the effects of the change in control while providing reasonable compensation in the event that a change in control adversely impacts their own employment.

     A more detailed description of these plans and Fiscal Year 2008 compensation can be found in “Pension Benefits,” “Nonqualified Deferred Compensation,” “Potential Payments Upon Change in Control and Termination of Employment” and the Summary Compensation Table below.

     Except for the broadly-based Deferred Compensation and Employee Pension Plans, no new participants were added in Fiscal Year 2008 to the post-employment executive compensation plans. The estimated value of these post-employment executive compensation plans to the participants derived during Fiscal Year 2008 can be found under “Pension Benefits” on page 33.

Perquisites

     CSC provides a limited number of perquisites that it believes support performance of executive level responsibilities and maximize the productive use of executive time. These limited non-cash executive benefits provide executives with conveniences in consideration of the significant time commitment required to manage successfully the assets and operations of the business. Details of Fiscal Year 2008 compensation derived from perquisites are provided in the notes to the “All Other Compensation” column (Column (h)) in the Summary Compensation Table on page 26 below.

Expanded Executive Compensation Program Review

     In support of Project Accelerate, the Company’s new business strategy, and in consideration of the evolving issues and competitive trends in executive compensation, during the second half of Fiscal Year 2008 the Compensation Committee undertook an extensive review of the executive compensation program at CSC. Each component of the program was reviewed against competitive and marketplace trends with the assistance of Towers Perrin, the Compensation Committee’s outside consultant. As a result of this review the Compensation Committee identified a series of changes to the executive compensation program and process for implementation during Fiscal Year 2009.

  Peer Group - Replace First Data and Automatic Data Processing, Inc. with Sun Microsystems Inc. and SAIC Inc. as members of the peer group for assessing competitor pay levels.

  Competitive Pay Standard – Assess base salary, annual incentive and long-term incentives to target the 50th percentile of pay in the competitive marketplace.

  Pay Ranges – Implement executive pay ranges for each compensation component to facilitate market comparisons and internal equity.

  Equity Grant Guidelines – Use equity grant guidelines based on grant value instead of targeted number of shares to facilitate market comparisons.

  Long-Term Performance Plan – Implement a multi-year performance-based equity plan to increase alignment of pay and performance and reinforce Project Accelerate growth and profitability goals. Provide a significant portion of the competitive long-term incentive grant value through the new performance plan.

  Post-Employment Compensation – Implement a defined contribution approach to post-employment compensation for a select and limited number of new executives to increase Company control over cost and total pay levels and to link the value of the benefit to changes in stockholder value.

  Annual Management Incentive Plan – Reduce the number of measures used to determine annual incentives to reinforce Project Accelerate initiatives and key operating goals.

Tax Deductibility of Performance-Based Compensation

     Section 162(m) of the Internal Revenue Code limits CSC’s federal income tax deduction for compensation paid to any of the executives named in its proxy statement other than the Chief Financial Officer. The limit is $1 million per executive per year, with certain exceptions. This deductibility cap applies to base salary and RSUs, but does not apply to qualifying “performance-based compensation”. For Fiscal Year 2008, cash AMIP payments and stock options were designed to qualify as “performance-based compensation” under Section 162(m).

Summary Compensation Table

     The following table provides information on the compensation of the Named Executive Officers in the Fiscal Years ended March 28, 2008 and March 30, 2007.

						Change in
						Pension
						Value and
						Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
		Salary[2]	Awards[3]	Awards[4]	Compensation[5]	Earnings[6]	Compensation[7]	Total
Name and Principal Position[1]	Year	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Michael W. Laphen	2008	962,348	1,495,265	1,644,724	1,966,100	2,506,412	160,461	8,735,310
Chairman, President	2007	711,725	1,040,207	816,823	1,077,400	466,500	423,362	4,536,017
and Chief Executive
Officer
Van B. Honeycutt	2008	477,135	10,967,117	809,360	—	(55,668)	12,055,552	24,253,496
Former Chairman and	2007	1,425,325	4,076,747	7,261,098	2,876,900	1,250,319	83,575	16,973,964
Chief Executive Officer
Donald G. DeBuck	2008	272,717	263,011	233,095	188,800	29,868	25,573	1,013,064
Vice President,	2007	258,200	191,535	185,083	182,400	30,858	17,886	865,962
Chief Financial Officer
and Controller
Michael E. Keane	2008	540,500	654,771	631,925	537,700	431,155	50,549	2,846,600
Vice President and	2007	515,750	268,849	644,779	519,500	235,609	65,043	2,249,530
Former Chief Financial
Officer
Paul T. Tucker	2008	478,425	599,579	598,995	476,000	1,600,845	21,317	3,775,161
Vice President,	2007	455,600	574,713	461,241	459,800	561,474	42,374	2,555,202
Corporate Development
Hayward D. Fisk	2008	491,050	406,812	278,805	488,000	937,349	48,228	2,650,244
Vice President,	2007	469,800	349,720	310,554	473,700	173,171	35,191	1,812,136
General Counsel and
Secretary
Thomas R. Irvin	2008	244,850	92,439	114,923	121,800	70,742	21,969	666,723
Vice President and	2007	233,450	58,112	108,800	117,700	52,038	17,946	588,046
Treasurer
____________________

1.	Mr. Honeycutt served as Chief Executive Officer through May 21, 2007 and as Chairman through the close of the Annual Meeting on July 30, 2007. Mr. Laphen was elected Chief Executive Officer effective May 22, 2007, and was elected Chairman effective as of the close of the Annual Meeting on July 30, 2007. He served as President throughout Fiscal Years 2007 and 2008.

Mr. Keane served as Chief Financial Officer through January 30, 2008, and has served as Vice President since that time. Mr. DeBuck was elected Chief Financial Officer effective January 31, 2008. He served as Vice President and Controller throughout Fiscal Years 2007 and 2008.

Mr. Fisk served as Vice President, General Counsel and Secretary through March 28, 2008, and has served as Vice President since that time. Mr. Tucker served as Vice President, Corporate Development through May 20, 2008, and has served as Vice President since that time.

2.	The amounts shown in Column (c) reflect all salary earned during the fiscal year, whether or not payment was deferred pursuant to the Deferred Compensation Plan.

3.	The amounts shown in Column (d) reflect the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R upon the vesting of restricted stock and RSUs, including those granted in previous fiscal years as all or part of an AMIP award. The practice of granting equity as all or part of an AMIP award was discontinued after payment of the Fiscal Year 2006 AMIP award.

Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. As Mr. Honeycutt has retired, the fair values of all of his awards have been fully expensed. Pursuant to the General Release of Claims entered into on January 30, 2008 between the Company and Mr. Keane, two of Mr. Keane’s stock awards will vest in full on or before January 30, 2009. For a discussion of the assumptions made in the valuation of restricted stock and RSUs, reference is made to the section of Note 1 of the Company’s 2008 Annual Report filed on Form 10-K providing details of the Company’s adoption of FAS 123R. None of the Named Executive Officers forfeited shares of restricted stock or RSUs during Fiscal Year 2008.

4.	The amounts shown in Column (e) reflect the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R upon the vesting of stock options, including those granted in previous fiscal years as all or part of an AMIP award. The practice of granting equity as all or part of an AMIP award was discontinued after payment of the Fiscal Year 2006 AMIP Award.

Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. As Mr. Honeycutt has retired, the fair values of all of his awards have been fully expensed. As Mr. Fisk is eligible for retirement, the fair values of his awards issued since the adoption of FAS 123R have been fully expensed. For a discussion of the assumptions made in the valuation of stock options, reference is made to the section of Note 1 of the Company’s 2008 Annual Report filed on Form 10-K providing details of the Company’s adoption of FAS 123R. None of the Named Executive Officers forfeited shares of stock options during Fiscal Year 2008.

5.	The amounts shown in Column (f) reflect all amounts earned during the fiscal year under the Annual Management Incentive Plan, whether or not payment was deferred pursuant to the Deferred Compensation Plan.

6.	The amounts shown in Column (g) for Fiscal Year 2008 year reflect the sum of (i) the aggregate annual change in the actuarial present value of the Named Executive Officer’s accumulated benefit under the Pension Plan, SERP No. 2, Excess Plan and SERP No. 1, based on a December 31 year end, plus (ii) the Named Executive Officer’s above market or preferential earnings during the fiscal year under the Deferred Compensation Plan, as follows:

	Annual Increase in	Annual Increase in	Annual Increase in	Annual Increase in	Preferential Earnings
	Accumulated Benefit	Accumulated Benefit	Accumulated Benefit	Accumulated Benefit	Under Deferred
	Under Pension Plan	Under SERP No. 2	Under Excess Plan	Under SERP No. 1	Compensation Plan
Name	at December 31, 2007	at December 31, 2007	at December 31, 2007	at December 31, 2007	During Fiscal Year 2008	Total
Michael W. Laphen	$80,072	$6,257,050	$173,637	$(4,004,347)	$—	$2,506,412
Van B. Honeycutt	$(135,219)	$ NA	$ NA	$(44,149)	$123,700	$(55,668)
Donald G. DeBuck	$19,935	$ NA	$ NA	$ NA	$9,933	$29,868
Michael E Keane	$25,324	$604,079	$65,998	$(268,436)	$4,190	$431,155
Paul T. Tucker	$85,902	$4,135,060	$84,878	$(2,726,695)	$21,700	$1,600,845
Hayward D. Fisk	$193,215	$4,007,273	$123,403	$(3,386,542)	$—	$937,349
Thomas R. Irvin	$57,411	$ NA	$ NA	$ NA	$13,331	$70,742

7.	The Company provides the following perquisites and other personal benefits, or property, to certain senior executive officers, including the Named Executive Officers: personal use of company aircraft, financial planning assistance with tax reimbursement, security, club dues, automobile, and in-office meals. In addition, the Company provides to the Named Executive Officers, matching contributions to the Company’s defined contribution plan and premiums for life insurance policies for the benefit of the Named Executive Officers, none of whom has, or will receive or has been allocated, an interest in any cash surrender value under these policies. Column (h) includes the total dollar amount of all other compensation, perquisites and other property paid to the Named Executive Officers. The incremental cost of each perquisite representing more than 10% of the value of all of an executive’s perquisites or, if greater, more than $25,000 and the amount of any payments for tax reimbursements, matching contributions to the defined contribution plan and life insurance premiums paid for each Named Executive Officer in Fiscal Year 2008 are set forth below.

Amounts paid in Fiscal Year 2008, valued on the basis of the aggregate incremental cost to the Company and included in Column (h), include the following for each of the Named Executive Officers. Mr. Laphen: personal use of aircraft, $109,300; tax reimbursement, $5,383; matching contribution to the defined contribution plan, $4,394; and life insurance premiums, $1,671. Mr. Honeycutt: automobile, $29,469; tax reimbursement, $5,708; and matching contribution to the defined contribution plan, $2,358. Mr. DeBuck: matching contribution to the defined contribution plan, $3,597; and life insurance premiums, $480. Mr. Keane: tax reimbursement, $5,703; matching contribution to the defined contribution plan, $3,760; and life insurance premiums, $947. Mr. Tucker: matching contribution to the defined contribution plan, $2,754; and life insurance premiums, $840. Mr. Fisk: tax reimbursement, $5,703; matching contribution to the defined contribution plan, $3,822; and life insurance premiums, $862. Mr. Irvin: matching contribution to the defined contribution plan, $3,572; and life insurance premiums, $429.

Amounts included in Column (h) for Mr. Honeycutt include: consulting fees, $334,615; a separation benefit, $11,161,256; a life insurance benefit, $1,168; and medical benefits, $6,116, in each case paid pursuant to his Retirement Agreement with the Company. In addition Mr. Honeycutt received an accrued vacation payment of $221,923. Amounts also include tax reimbursements of $6,171 for the life insurance benefit, provided under the Retirement Agreement, and a payment of $145,320 for FICA-M taxes based on the net present value of all future payments under SERP No. 1, and tax reimbursement of $101,153 provided under that plan.

Grants of Plan-Based Awards

     The following table provides information on AMIP awards, RSUs and stock options granted to the Named Executive Officers in the Fiscal Year ended March 28, 2008.

						All Other	All Other
						Stock	Option		Grant
						Awards;	Awards;	Exercise or	Date
						Number	Number of	Base	Fair Value
			Estimated Future Payments Under			of Shares	Securities	Price of	of Stock
			Non-Equity Incentive Plan Awards[1]			of Stock	Underlying	Option	and Option
	Grant	Approval	Threshold	Target	Maximum	or Units[2]	Options[2]	Awards	Awards
Name	Date	Date	($)	($)	($)	(#)	(#)	($/Sh)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Michael W. Laphen
AMIP			1,000,000	2,000,000	3,000,000
RSUs	6/18/2007	5/21/2007				45,455			2,510,480
Stock Option	6/18/2007	5/21/2007					125,000	55.23	2,508,937
Stock Option	6/15/2007	5/21/2007					100,000 [3]	55.15	2,644,070

Van B. Honeycutt			N/A	N/A	N/A	N/A	N/A	N/A	N/A

Donald G. DeBuck
AMIP			96,040	192,080	288,120
RSUs	3/17/2008	2/26/2008				10,941			436,108
RSUs	6/18/2007	5/21/2007				6,364			351,484
Stock Option	6/18/2007	5/21/2007					17,500	55.23	351,251

Michael E. Keane
AMIP			273,500	547,000	820,500
RSUs	6/18/2007	5/21/2007				13,637			753,172
Stock Option	6/18/2007	5/21/2007					37,500	55.23	752,681

Paul T. Tucker
AMIP			242,100	484,200	726,300
Stock Option	6/18/2007	5/21/2007					60,000	55.23	1,204,290

Hayward D. Fisk
AMIP			248,200	496,400	744,600
RSUs	6/18/2007	5/21/2007				4,546			251,076
Stock Option	6/18/2007	5/21/2007					12,500	55.23	250,894

Thomas R. Irvin
AMIP			61,950	123,900	185,850
RSUs	6/18/2007	5/21/2007				3,182			175,742
Stock Option	6/18/2007	5/21/2007					8,750	55.23	175,626
____________________

1.	The amounts shown in Columns (d), (e) and (f) reflect the threshold, target and maximum amounts which could be earned under the AMIP for Fiscal Year 2008. Actual amounts earned for Fiscal Year 2008 are set forth in the “Non-Equity Incentive Plan Compensation” column (Column (f)) of the Summary Compensation Table above.

2.	See “Compensation Discussion and Analysis; Executive Compensation Process; Review and Approval of Executive Compensation; Long-Term Incentive Compensation; Forms of Pay” above for a description of the terms and conditions of these grants.

3.	See “Compensation Discussion and Analysis; Executive Compensation Process; Review and Approval of Executive Compensation; Long-Term Incentive Compensation; Fiscal Year 2008 Long-Term Incentive Compensation” above for a description of the terms and conditions of these stock options.

Outstanding Equity Awards at Fiscal Year End

     The following table provides information on unexercised stock options, RSUs and restricted stock held by the Named Executive Officers on March 28, 2008. Shaded awards represent stock options, RSUs and restricted stock granted as all or part of an AMIP award. The practice of granting equity as all or part of an AMIP award was discontinued after payment of the Fiscal Year 2006 AMIP award.

	Option Awards				Stock Awards
	Number of	Number of			Number of	Market Value
	Securities	Securities			Shares or	of Shares or
	Underlying	Underlying	Option		Units of Stock	Units of Stock
	Unexercised Options	Unexercised Options	Exercise	Option	That Have	That Have
	(#)	(#)	Price	Expiration	Not Vested	Not Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Michael W. Laphen		125,000[1]	55.23	6/18/2017
		100,000[8]	55.15	6/15/2017
	23,334	46,666[2]	55.35	5/22/2016
	40,000	20,000[3]	44.30	5/23/2015

	50,000		39.04	5/12/2014
	50,000		32.41	4/01/2013
	20,000		29.35	11/11/2012
	51,265		45.61	6/13/2012
	35,000		34.90	4/25/2011
	35,000		46.90	6/30/2010
	15,000		46.90	5/03/2010
	20,000		58.06	5/10/2009
	2,031		8.29	5/05/2013
					18,994[2]	774,955
					45,455[9]	1,854,564
					25,455[4]	1,038,564
					21,819[5]	890,215
					22,222[6]	906,658
					10,285[7]	419,628
Van B. Honeycutt	270,000		55.35	5/22/2016
	250,000		44.30	5/23/2015
	230,000		39.04	5/12/2014
	200,000		33.16	5/05/2013
	200,000		29.35	11/11/2012
	400,000		45.61	6/13/2012
	450,000		34.90	4/25/2011
	300,000		46.90	5/03/2010
	250,000		58.06	5/10/2009
	200,000		53.13	5/04/2008
	48,005		19.73	5/03/2010
	7,083		14.52	5/10/2009

	Option Awards				Stock Awards
	Number of	Number of			Number of	Market Value
	Securities	Securities			Shares or	of Shares or
	Underlying	Underlying	Option		Units of Stock	Units of Stock
	Unexercised Options	Unexercised Options	Exercise	Option	That Have	That Have
	(#)	(#)	Price	Expiration	Not Vested	Not Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Donald G. DeBuck		17,500[1]	55.23	6/18/2017
	5,834	11,666[2]	55.35	5/22/2016
	7,667	3,833[3]	44.30	5/23/2015
	10,000		39.04	5/12/2014
	10,000		33.16	5/5/2013
	5,000		29.35	11/11/2012
	20,000		45.61	6/13/2012
	5,000		34.90	4/25/2011
	4,000		46.90	5/3/2010
	4,000		58.06	5/10/2009
	403		8.29	5/5/2013
	336		11.40	6/13/2012
					3,216[2]	131,213
					395[3]	16,116
					6,364[4]	259,651
					4,182[5]	170,626
					4,444[6]	181,315
					6,364[9]	259,651
					10,941[12]	446,393
Michael E. Keane		37,500[1]	55.23	6/18/2017
	10,000	20,000[2]	55.35	5/22/2016
		25,000[10]	44.72	9/01/2015
					8,461[2]	345,209
					13,637[9]	556,390
					10,910[4]	445,128
					11,181[11]	456,185

	Option Awards				Stock Awards
	Number of	Number of			Number of	Market Value
	Securities	Securities			Shares or	of Shares or
	Underlying	Underlying	Option		Units of Stock	Units of Stock
	Unexercised Options	Unexercised Options	Exercise	Option	That Have	That Have
	(#)	(#)	Price	Expiration	Not Vested	Not Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Paul T. Tucker		60,000[1]	55.23	6/18/2017
	8,334	16,666[2]	55.35	5/22/2016
	25,000	12,500[3]	44.30	5/23/2015
	15,000		39.04	5/12/2014
	15,000		33.16	5/05/2013
	10,000		29.35	11/11/2012
	26,930		45.61	6/13/2012
	22,500		34.90	4/25/2011
	15,000		46.90	5/03/2010
	15,000		58.06	5/10/2009
	15,000		53.13	5/04/2008
	3,447		8.29	5/05/2013
	10,361		11.40	6/13/2012
	6,939		8.73	4/25/2011
	8,301		19.73	5/03/2010
					8,105[2]	330,684
					5,149[3]	210,079
					9,091[4]	370,913
					13,637[5]	556,390
					6,666[6]	271,973
Hayward D. Fisk		12,500[1]	55.23	6/18/2017
	4,167	8,333[2]	55.35	5/22/2016
	6,667	3,333[3]	44.30	5/23/2015
	8,600		39.04	5/12/2014
	7,500		33.16	5/05/2013
	7,500		29.35	11/11/2012
	22,270		45.61	6/13/2012
	15,000		34.90	4/25/2011
	10,000		46.90	5/03/2010
	10,000		58.06	5/10/2009
	10,000		53.13	5/04/2008
	6,991		19.73	5/03/2010
					8,383[2]	342,026
					3,729[3]	152,143
					4,546[9]	185,477
					4,546[4]	185,477
					3,637[5]	148,390
					3,822[6]	155,938

	Option Awards				Stock Awards
	Number of	Number of			Number of	Market Value
	Securities	Securities			Shares or	of Shares or
	Underlying	Underlying	Option		Units of Stock	Units of Stock
	Unexercised Options	Unexercised Options	Exercise	Option	That Have	That Have
	(#)	(#)	Price	Expiration	Not Vested	Not Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Thomas R. Irvin		8,750[1]	55.23	6/18/2017
	2,500	5,000[2]	55.35	5/22/2016
	3,334	1,666[3]	44.30	5/23/2015
	5,000		50.15	11/8/2014
	8,000		39.04	5/12/2014
	1,000		33.16	5/5/2013
	2,000		38.51	5/5/2013
	1,667		29.35	11/11/2012
	833		34.74	11/11/2012
	5,000		45.61	6/13/2012
	7,000		34.90	4/25/2011
	5,000		46.90	5/3/2010
	5,000		58.06	5/10/2009
	5,000		53.13	5/4/2008
					2,083[2]	84,986
					2,728[4]	111,302
					1,819[5]	74,215
					3,182[9]	129,826
____________________

1.	One-third of this amount vests on each of June 18, 2008, June 18, 2009 and June 18, 2010.

2.	One-half of this amount vests on each of May 22, 2008 and May 22, 2009.

3.	All of this amount vests on May 23, 2008.

4.	One-third of this amount vests on each of May 22, 2009, May 22, 2010 and May 22, 2011.

5.	One-third of this amount vests on each of May 23, 2008, May 23, 2009 and May 23, 2010.

6.	One-half of this amount vests on each of May 12, 2008 and May 12, 2009.

7.	All of this amount vests on April 1, 2008.

8.	One-third of this amount vests on each of June 15, 2011, June 15, 2012 and June 15, 2013.

9.	One-third of this amount vests on each of June 18, 2010, June 18, 2011 and June 18, 2012.

10.	All of this amount vests on September 1, 2008.

11.	One-third of this amount vests on each of September 1, 2008, September 1, 2009 and September 1, 2010.

12.	One-third of this amount vests on each of March 17, 2011, March 17, 2012 and March 17, 2013.

Option Exercises and Stock Vested

     The following table provides information on stock options held by the Named Executive Officers that were exercised and RSUs and restricted stock held by the Named Executive Officers that vested, during the Fiscal Year ended March 28, 2008.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	Upon Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Michael W. Laphen	7,086	283,378	30,893	1,711,508
Van B. Honeycutt	36,857	1,678,909	411,779	23,134,468
Donald G. DeBuck	341	15,819	4,226	240,430
Michael E. Keane	—	—	4,231	244,298
Paul T. Tucker	37,228	1,130,015	12,536	710,759
Hayward D. Fisk	8,800	174,790	9,832	558,894
Thomas R. Irvin	—	—	1,042	60,165
____________________

The table above includes stock options, RSUs and restricted stock granted as all or part of an AMIP award in prior fiscal years. The practice of granting equity as all or part of an AMIP award was discontinued after payment of the Fiscal Year 2006 AMIP award.

Pension Benefits

     In addition to a tax-qualified Pension Plan, the Company had a supplemental executive retirement plan that contained an excess benefit plan feature (“SERP No. 1”). As explained in the Compensation Discussion and Analysis under “Post-Employment Compensation,” in October 2007 the Board of Directors closed SERP No. 1 and adopted a new plan and separate excess benefit plan (“SERP No. 2” and the “Excess Plan,” respectively). All SERP No. 1 participants who were still employed by the Company on October 28, 2007 were offered the opportunity to participate in SERP No. 2 and the Excess Plan. As a result, Mr. Honeycutt is the only Named Executive Officer who is entitled to benefits under SERP No. 1 and each of the Named Executive Officers other than Messrs. Honeycutt, DeBuck and Irvin participate in SERP No. 2 and the Excess Plan.

     The following table provides information on the actuarial value of each Named Executive Officer’s accumulated benefit under the Pension Plan, SERP No. 1, SERP No. 2 and Excess Plan as of December 31, 2007, determined using the assumptions set forth in Note 11 of the Company’s 2008 Annual Report filed on Form 10-K.

		Number of Years	Present Value of	Payments During
		Credited Service[1]	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)
Michael W. Laphen	Pension Plan	18	783,520	—
	SERP No. 1	NA	NA	NA
	SERP No. 2	31	6,257,050	—
	Excess Plan	9	173,637	—
Van B. Honeycutt	Pension Plan	21	1,567,261	281,260
	SERP No. 1	31	12,316,049	542,300
	SERP No. 2	NA	NA	NA
	Excess Plan	NA	NA	NA
Donald G. DeBuck	Pension Plan	23	270,174	—
	SERP No. 1	NA	NA	NA
	SERP No. 2	NA	NA	NA
	Excess Plan	NA	NA	NA
Michael E. Keane	Pension Plan	2	62,111	—
	SERP No. 1	NA	NA	NA
	SERP No. 2	2	604,079	—
	Excess Plan	2	65,998	—
Paul T. Tucker	Pension Plan	11	649,618	—
	SERP No. 1	NA	NA	NA
	SERP No. 2	11	4,135,060	—
	Excess Plan	9	84,878	—
Hayward D. Fisk	Pension Plan	18	1,381,600	—
	SERP No. 1	NA	NA	NA
	SERP No. 2	18	4,007,273	—
	Excess Plan	18	123,403	—
Thomas R. Irvin	Pension Plan	19	458,035	—
	SERP No. 1	NA	NA	NA
	SERP No. 2	NA	NA	NA
	Excess Plan	NA	NA	NA
____________________

1	The Number of Years Credited Service for each of the Named Executive Officers under the plans does not exceed such officer’s total years of service with the Company and its affiliates. The Number of Years Credited Service has the following meanings for the different plans above. For the Pension Plan, the Number of Years Credited Service means all years of service except for years for which any required employee contributions were not made. For SERP No. 1 and SERP No. 2, Years of Credited Service means all years of service with the Company and with any affiliates. For the Excess Plan, the Years of Credited Service means the number of years since the executive’s entry into SERP No. 1, which the Excess Plan replaced. For Messrs. Laphen and Fisk, the Number of Years Credited Service (in SERP No. 2 for Laphen and in the Pension Plan, SERP No. 2 and Excess Plan for Fisk) also is less than the number set forth on page 14 by one year because the Years Credited Service figures in the table above are calculated as of the December 31, 2007 plan measurement date, while years of service with the Company and its affiliates are measured as of the 2008 Fiscal Year-end.

     Pension Plan. The Pension Plan is a contributory, career average defined benefit plan. The Pension Plan generally provides for annual retirement benefits, calculated on a single life annuity basis, equal to 2.25% of the participant’s base salary during all years of participation.

     Pursuant to Internal Revenue Code requirements, the maximum benefits payable under the Pension Plan and the maximum base salary used to compute Pension Plan benefits are limited each year. For calendar year 2008, the maximum annual benefit is $185,000 and the maximum base salary is $230,000. To the extent that an additional benefit that would be payable under the Pension Plan absent these limitations (the “Excess Benefit”) is not paid under the Pension Plan, that Excess Benefit is paid under either SERP No. 1 or the Excess Plan, as applicable, to persons who participate in those Plans. However, compensation for periods of time prior to the earlier of the executive’s date of first participation in SERP No. 1 or the Excess Plan is disregarded and not taken into account. Normal retirement under the Pension Plan is age 65 or older, and there is a 6% reduction in benefits for each year by which a participant’s age at retirement is less than 65.

     SERP No. 1. SERP No. 1 is an unfunded plan which provides two types of retirement benefits: (i) as described in “Pension Plan” above, an Excess Benefit for participants in SERP No. 1 who also participate in the Pension Plan, which generally restores the shortfall of Pension Plan benefits resulting from Internal Revenue Code limits prospectively from date of first participation as described above under “Pension Plan”, and (ii) as described below, an Additional Benefit for all participants in SERP No. 1.

     The “Additional Benefit” is payable to a participant for his or her lifetime in an annual amount equal to 50% of the average of the participant’s highest three (of the last five) annual base salaries, less 100% of the amount of primary Social Security benefits payable at the time of determination. Upon the participant’s death, a spousal benefit of 50% of the participant’s benefit is payable for the spouse’s lifetime.

     Payment of the Additional Benefit commences upon normal retirement at age 62 or older, or, at the sole discretion of the Chief Executive Officer (between ages 55 and 61) or the Board (at age 54 or less), upon early retirement before age 62. There is a potential 6-month delay in payments under SERP No. 1 to certain specified employees (as determined under Section 409A of the Internal Revenue Code) for amounts deemed to be deferred on or after January 1, 2005. SERP No. 1 provides for the crediting of interest during any such payment delay period. The amount of the Additional Benefit payable will be reduced by 5% for each year by which a participant’s age at retirement is less than 62, and is further reduced by 1/12 for each year by which the participant’s period of continuous employment is less than 12 years.

     After a participant commences to receive benefits, his or her Additional Benefit (but not Excess Benefit) is adjusted upward each year by the annual percentage increase in the Consumer Price Index (but not in excess of 5%). The Company pays a participant’s FICA taxes attributable to SERP No. 1 benefits (both Excess and Additional), and pays the participant a tax gross-up to cover the federal, state and local income taxes on the amount of the FICA tax payment.

     Additional benefits may be payable following a Change in Control, as discussed below under “ Potential Payments Upon Change in Control and Termination of Employment; SERPs and Excess Plan.”

     SERP No. 2. SERP No. 2 is an unfunded plan which provides a retirement benefit to a participant for his or her lifetime in an annual amount equal to 50% of the participant’s average cash compensation for the highest three (of the last five) fiscal years (“highest three fiscal years”) for which a bonus has been determined, less 100% of the amount of Company-provided defined benefit plan benefits. For purposes of this calculation:

(i)	“Average cash compensation” means the sum of (a) the average base salary earned during the highest three fiscal years, plus (b) the lesser of (1) the average bonus earned during the highest three fiscal years or (2) 100% of the average base salary rate on the last day of each of the highest three fiscal years.

(ii)	“Company-provided defined benefits” means the aggregate amount the participant is entitled to receive on a periodic basis, for life, from governmental or private pension or defined benefit pension plans or similar vehicles, but only to the extent attributable to contributions or funding by the Company. This amount is generally equal to the sum of (a) 50% of the of the amount of primary Social Security benefits payable at the time of determination, (b) the amount of the Pension Plan benefits attributable to Company funding, and (c) 100% of Excess Plan benefits.

Upon the participant’s death, a spousal benefit of 50% of the participant’s benefit is payable for the spouse’s lifetime.

     Payment of the SERP No. 2 benefit commences upon normal retirement at age 62 or older with at least 12 years of continuous employment, or upon early retirement at age 55 or older with at least ten years of continuous employment. There is a potential six-month delay in payments under SERP No. 2 to certain specified employees (as determined under Section 409A of the Internal Revenue Code) for amounts deemed to be deferred on or after January 1, 2005. The SERP provides for the crediting of interest during any such payment delay period. The amount of the SERP No. 2 benefit payable will be reduced by 5% for each year by which a participant’s age at retirement is less than 62, and by 1/12 for each year by which the participant’s period of continuous employment is less than 12 years. If the participant’s age plus years’ of service at retirement is 85 or more, however, the reduction for age less than 62 shall be 2.5% per year, rather than 5% per year.

     SERP No. 2 benefits are not adjusted upward each year by the annual percentage increase in the Consumer Price Index. The Company pays a participant’s FICA taxes attributable to SERP No. 2 benefits, and pays the participant a tax gross-up to cover the federal, state and local income taxes on the amount of the FICA tax payment.

     Additional benefits may be payable following a Change in Control, as discussed below under “ Potential Payments Upon Change in Control and Termination of Employment; SERPs and Excess Plan.”

     Excess Plan. The Excess Plan is a separate, unfunded plan for SERP No. 2 participants which provides a retirement benefit that is substantially similar to the Excess Benefit provided under SERP No. 1. See “Potential Payments Upon Change in Control and Termination of Employment; SERPs and Excess Plan” below for a description of the circumstances following a Change In Control under which a participant may, in accordance with a prior election, receive a lump sum payment equal to the present value of all remaining Excess Plan benefits and/or any spousal benefits in lieu of any further payments under the Excess Plan, subject to the potential six-month delay (due to Section 409A of the Internal Revenue Code) discussed above and the crediting of interest during such delay period.

Fiscal Year 2008 Nonqualified Deferred Compensation

     The Deferred Compensation Plan is an unfunded, nonqualified plan which permits participants to defer U.S. federal and most state income tax on all or any part of their AMIP award, or all or any part of their salary in excess of a specified amount ($230,000 for calendar year 2008). Amounts deferred are credited each year with a return equal to the 120 month rolling average yield to maturity of the Merrill Lynch U.S. Corporate, A Rated, 15+ Years Index, calculated as of December 31 of the preceding year. Participants elect when they wish to receive distributions of their Deferred Compensation Plan account balances upon termination of employment on or after age 62, death, disability, change in control or a date certain. If participants terminate employment prior to age 62, the full value of their account is paid to them as a lump sum on or about 30 days after termination. There is a potential six-month delay in payments under the Deferred Compensation Plan to certain specified employees (as determined under Section 409A of the Internal Revenue Code) for amounts deferred on or after January 1, 2005 (as determined under Section 409A). The Deferred Compensation Plan provides for the crediting of interest during any such payment delay period.

     The following table summarizes, for each Named Executive Officer, the contributions and earnings under the Deferred Compensation Plan in Fiscal Year 2008 and the aggregate account balance as of March 28, 2008. There were no contributions by the Company, or withdrawals or distributions by any of the Named Executive Officers other than Mr. Honeycutt, during Fiscal Year 2008. Pursuant to Mr. Honeycutt’s retirement on July 31, 2007 and his distribution election under the Deferred Compensation Plan, he received the entire balance in a lump sum, the majority of which was subject to the 6-month delay under Section 409A and, as a result, was paid January 31, 2008.

	Executive		Aggregate
	Contributions	Aggregate Earnings	Withdrawals/	Aggregate Balance
	in Last FY	in Last FY	Distribution	at Last FYE
Name	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)
Michael W. Laphen	—	—	—	—
Van B. Honeycutt	3,226,667	494,637	14,004,804	—
Donald G. DeBuck	91,200	37,700	—	606,958
Michael E. Keane	316,242	18,657	—	376,598
Paul T. Tucker	459,800	80,671	—	1,356,738
Hayward D. Fisk	—	—	—	—
Thomas R. Irvin	118,551	49,072	—	794,409

     The Summary Compensation Table included in this Proxy Statement, and in the proxy statements for previous years, includes for each of the Named Executive Officers the preferential earnings during the fiscal year under the Deferred Compensation Plan. In this proxy statement, such amounts (which are a subset of the amounts set forth in Column (c) of this table) are included in Column (g) of the Summary Compensation Table on page 25 and are described in note 6 to that table. The Executive Contributions set forth on Column (b) of this table are not reported as compensation in the Summary Compensation Table.

Potential Payments Upon Change in Control and Termination of Employment

Change in Control Benefits

     The table below reflects the value of compensation and benefits that would become payable to each of the Named Executive Officers (other than Mr. Honeycutt, whose employment with the Company terminated on July 30, 2007) under plans and arrangements existing as of March 28, 2008, if a change in control had occurred on that date and, in circumstances explained below, the executive’s employment had terminated. These amounts are reported based upon the executive’s compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price on that date. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including under then-exercisable stock options, retirement plans and deferred compensation plans, and benefits available generally to salaried employees, such as distributions under the Company’s 401(k) plan. In addition, in connection with any actual termination of employment or change in control transaction, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described below, as the Compensation Committee determines appropriate.

     The actual amounts that would be paid upon a Named Executive Officer’s termination of employment or in connection with a change in control can be determined only at the time of any such event. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the company’s stock price and the executive’s age.

     The benefits payable as a result of a change in control as reported in the columns of this table are as follows:

  Cash Severance Benefit: Under the Severance Plan for Senior Management and Key Employees (the “Severance Plan”), upon an involuntary termination or a voluntary termination for good reason within a specified number of years following a change in control participants are paid a multiple of base salary plus average annual AMIP;

  Benefits Continuation: The Severance Plan provides that upon an involuntary termination or a voluntary termination for good reason within a specified number of years following a change in control, participants also receive the continuation of medical benefits for a specified period following the termination of employment;

  SERP and Excess Plan: The amounts reported in the table below are the increased value in the lump sum benefit payable under terms in SERP No. 2 (taking into account Fiscal Year 2008 salary and bonus) and the Excess Plan providing that upon an involuntary termination or a voluntary termination within specified periods following a change in control, benefits shall not be less than those that would be payable if the participant were age 62 or older and had at least 12 years of continuous employment and as if the participant was 100% vested in benefits accrued under such Plans;

  Equity Awards: The amounts reported in the table below are the intrinsic value of stock options, restricted stock and RSU awards that vest upon a change in control regardless of whether the executive officer’s employment terminates; and

  Excise Tax & Gross Up: The Severance Plan provides that the Company would reimburse participants for all excise taxes they would be required to pay as a consequence of a change in control.

     Additional information regarding the conditions under which these benefits are payable and the definitions used under the arrangements for determining whether an event triggering the benefit has occurred are discussed further following the table.

	Cash				Early Vesting of:
	Severance	Benefits		Excess	Stock	Restricted	Excise Tax &	Aggregate
Name	Benefit	Continuation	SERP	Plan	Options	Stock/RSUs	Gross Up	Payments
Michael W. Laphen	$6,019,400	$ 34,386	$2,996,110	$—	$—	$5,884,584	$4,923,577	$19,858,057
Donald G. DeBuck	964,933	20,311	NA	NA	—	1,464,965	662,575	3,112,784
Michael E. Keane	2,081,800	21,228	7,706,145	87,299	—	1,802,911	5,706,095	17,405,478
Paul T. Tucker	1,878,133	20,996	849,135	—	—	1,740,038	—	4,488,302
Hayward D. Fisk	1,838,200	15,381	—	—	—	1,169,450	—	3,023,031
Thomas R. Irvin	708,467	20,108	NA	NA	—	400,330	365,820	1,494,725
Totals	$13,490,933	$132,410	$11,551,390	$87,299	$—	$12,462,278	$11,658,067	$49,382,377

Severance Plan for Senior Management and Key Employees

     Each of the Named Executive Officers other than Mr. Honeycutt, who is retired, participates in the Severance Plan for Senior Management and Key Employees (the “Severance Plan”), which provides certain benefits to participants in the event of a Change of Control (as defined below) of the Company.

     If there were a Change of Control and any of them either:

  had a voluntary termination of employment for Good Reason (as defined below) within two years afterward, or had an involuntary termination of employment, other than for death, disability or Cause (as defined below), within three years afterward,

then he would receive a one-time payment and medical benefits during a specified period after termination.

     The amount of the one-time payment is equal to a multiple of the participant’s then-current annual base salary, plus the average of the three most recent annual AMIP awards paid or determined. The multiple is two for Messrs. DeBuck, Keane, Tucker, Fisk and Irvin, and three for Mr. Laphen. The number of years after termination of employment during which a participant would receive medical benefits is equal to the same applicable multiples.

     The Severance Plan also provides that the Company would reimburse participants for all excise taxes they would be required to pay as a consequence of a Change of Control.

     There is a potential six-month delay in payments and benefits provided under the Severance Plan to certain specified employees (as determined under Section 409A). The Severance Plan provides for the crediting of interest during any such payment or benefits delay period.

     For purposes of the Severance Plan, the following definitions apply:

  “Change of Control” means the consummation of a “change in the ownership” of the Company, a “change in effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, in each case, as defined under Section 409A of the Internal Revenue Code.

  A participant’s termination of employment with the Company is deemed for “Good Reason” if it occurs within six months of any of the following without the participant’s express written consent:

  A substantial change in the nature, or diminution in the status, of the participant’s duties or position from those in effect immediately prior to the Change of Control;

  A reduction by the Company in the participant’s annual base salary as in effect on the date of a Change of Control or as in effect thereafter if such compensation has been increased and such increase was approved prior to the Change of Control;

  A reduction by the Company in the overall value of benefits provided to the participant, as in effect on the date of a Change of Control or as in effect thereafter if such benefits have been increased and the increase was approved prior to the Change of Control;

  A failure to continue in effect any stock option or other equity-based or non-equity based incentive compensation plan in effect immediately prior to the Change of Control, or a reduction in the participant’s participation in any such plan, unless the participant is afforded the opportunity to participate in an alternative incentive compensation plan of reasonably equivalent value;

  A failure to provide the participant the same number of paid vacation days per year available to him or her prior to the Change of Control, or any material reduction or the elimination of any material benefit or perquisite enjoyed by the participant immediately prior to the Change of Control;

  Relocation of the participant’s principal place of employment to any place more than 35 miles from the participant’s previous principal place of employment;

  Any material breach by CSC of any provision of the Severance Plan or of any agreement entered into pursuant to the Severance Plan or any stock option or restricted stock agreement;

  Conduct by the Company, against the participant’s volition, that would cause the participant to commit fraudulent acts or would expose the participant to criminal liability; or

  Any failure by the Company to obtain the assumption of the Severance Plan or any agreement entered into pursuant to the Severance Plan by any successor or assign of CSC;

provided that for purposes of bullets 2 through 5 above, “Good Reason” will not exist (i) if the aggregate value of all salary, benefits, incentive compensation arrangements, perquisites and other compensation is reasonably equivalent to the aggregate value of salary, benefits, incentive compensation arrangements, perquisites and other compensation as in effect immediately prior to the Change of Control, or as in effect thereafter if the aggregate value of such items has been increased and such increase was approved prior to the Change of Control, or (ii) if the reduction in aggregate value is due to reduced performance by the Company, the business unit of the Company for which the participant is responsible, or the participant, in each case applying standards reasonably equivalent to those utilized by the Company prior to the Change of Control.

  “Cause” means:

  fraud, misappropriation, embezzlement or other act of material misconduct against the Company or any of its affiliates;

  conviction of a felony involving a crime of moral turpitude;

  willful and knowing violation of any rules or regulations of any governmental or regulatory body material to the business of the Company; or

  substantial and willful failure to render services in accordance with the terms of the Severance Plan (other than as a result of illness, accident or other physical or mental incapacity), provided that (i) a demand for performance of services has been delivered to the participant in writing by or on behalf of CSC’s Board of Directors at least 60 days prior to termination identifying the manner in which the Board believes that the participant has failed to perform and (ii) the participant has thereafter failed to remedy such failure to perform.

SERPs and Excess Plan

     If there were a Change in Control (as defined below) and a participant in SERP No. 2 and the Excess Plan, either:

  had an involuntary termination of employment, or a voluntary termination of employment for Good Reason (as defined below), within three years afterwards, or had any voluntary termination of employment (including by death) more than one but within three years afterwards,

then payment of benefits under SERP No. 2 and the Excess Plan, would commence upon termination of employment and would be calculated as if the participant were age 62 or older and had at least 12 years of continuous employment and as if the participant were 100% vested in such benefits. Within 30 days after individuals first become participants in SERP No. 2 and the Excess Plan, they have the opportunity to elect to receive, upon a termination of employment prior to the third anniversary of a Change in Control, a lump sum payment equal to the present value of all remaining SERP No. 2 and Excess Plan benefits, including spousal benefits. This lump sum payment is in lieu of any further payments under those plans and is subject to the potential 6 month delay (due to Section 409A of the Internal Revenue Code) discussed previously and the crediting of interest during such delay period.

     Since his retirement on July 30, 2007, Mr. Honeycutt has been receiving annual payments under SERP No. 1. If there had been a Change in Control (as defined below) on March 28, 2008, he would have been entitled to receive any remaining benefits under SERP No. 1 the form of a lump sum payment.

     For purposes of SERP No. 2 and the Excess Plan, the following definitions apply:

  “Change in Control” has the same meaning as described above (for a Change of Control) under “Severance Plan for Senior Management and Key Employees”; and

  “Good Reason” has the same meaning as described above under “Severance Plan for Senior Management and Key Employees,” excluding the last bullet.

Stock Options, RSUs and Restricted Stock

     Equity Issued as an AMIP Award in Prior Years. In prior fiscal years, CSC had a program pursuant to which some or all of an AMIP award was paid in the form of RSUs (Fiscal Year 2006), restricted stock (Fiscal Year 2005) or discounted stock options with an exercise price equal to 25% of the market value of the underlying shares on the grant date (Fiscal Year 2004 and earlier) (collectively, “AMIP Equity Securities”).

     All AMIP Equity Securities held by the Named Executive Officers provide for accelerated vesting in full upon a Change of Control. For these purposes, a “Change of Control” means the first to occur of the following events:

  the dissolution or liquidation of the Company;

  a sale of substantially all of the property and assets of the Company;

  a merger, consolidation, reorganization or other business combination to which the Company is a party and the consummation of which results in the such equity securities being exchanged for or converted into cash, property and/or securities not issued by the Company;

  a merger, consolidation, reorganization or other business combination to which the Company is a party and the consummation of which does not result in such equity securities being exchanged for or converted into cash, property and/or securities not issued by the Company, provided that the outstanding voting securities of the Company immediately prior to such business combination (or, if applicable, the securities of the Company into which such voting securities are converted as a result of such business combination) represent less than 50% of the voting power of the Company immediately following such business combination;

  any date upon which the directors of the Company who were nominated by the Board of Directors for election as directors cease to constitute a majority of the directors of the Company; or

  a change of control of the Company of the type required to be disclosed in a proxy statement pursuant to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934.

     The Company discontinued the practice of issuing equity securities as an AMIP award after payment of the Fiscal Year 2006 AMIP award.

     The following table sets forth the intrinsic value on March 28, 2008 of AMIP Equity Securities held by each of the Named Executive Officers (other than Mr. Honeycutt, who retired on July 30, 2007), which were not then vested, but which would have vested on March 28, 2008 if there had been a Change of Control on that date.

Value of AMIP Equity Awards Vesting Upon a Change of Control

		Intrinsic Value[1]
Name	Type of AMIP Equity Securities	($)
(a)	(b)	(c)
Michael W. Laphen	RSUs	774,955
Donald G. DeBuck	Restricted Stock	16,116
	RSUs	131,213
Michael E. Keane	RSUs	345,209
Paul T. Tucker	Restricted Stock	210,079
	RSUs	330,684
Hayward D. Fisk	Restricted Stock	152,143
	RSUs	342,026
Thomas R. Irvin	RSUs	84,986
____________________

1.      The intrinsic value per share is equal to the closing market price per share of CSC stock on March 28, 2008 ($40.80).

     Non-AMIP Equity Securities. All stock options, RSUs and restricted stock awards held by the Named Executive Officers that were not issued as payment of AMIP awards (collectively, “Non-AMIP Equity Securities”) provide for accelerated vesting in full upon a Change in Control (as defined in “Equity Issued as an AMIP Award in Prior Years” above), although in some cases the accelerated vesting can be prevented by action of the Compensation Committee.

     The following table sets forth the intrinsic value on March 28, 2008 of all Non-AMIP Equity Securities held by each of the Named Executive Officers (other than Mr. Honeycutt, who retired on July 30, 2007), which were not then vested, but which would have vested on March 28, 2008 if there had been a Change in Control on that date, assuming that the Compensation Committee took no action to prevent such accelerated vesting.

Value of Non-AMIP Equity Awards Vesting Upon a Change of Control

		Intrinsic Value[1]
Name	Type of Non-AMIP Equity Securities	($)
(a)	(b)	(c)
Michael W. Laphen	RSUs	2,893,128
	Restricted Stock	2,216,501
Donald G. DeBuck	RSUs	965,695
	Restricted Stock	351,941
Michael E. Keane	RSUs	1,001,518
	Restricted Stock	456,185
Paul T. Tucker	RSUs	370,913
	Restricted Stock	828,362
Hayward D. Fisk[2]	RSUs	370,954
	Restricted Stock	304,327
Thomas R. Irvin	RSUs	241,128
	Restricted Stock	74,215
____________________

1.	The intrinsic value of RSUs and restricted stock, per share, is equal to the closing market price per share of CSC stock on March 28, 2008 ($40.80). The intrinsic value of a stock option, per share, is equal to the excess of (a) the closing market price of CSC stock on March 28, 2008 ($40.80), over (b) the option exercise price per share. Outstanding unvested stock options held by the Named Executive Officers had no intrinsic value at March 28, 2008 as option exercise prices exceeded the closing price per share on that date.

2.	On March 28, 2008, Mr. Fisk was over age 62 and had more than ten years of service. Consequently, his unvested Non-AMIP Equity Securities would have vested in full upon any termination of employment on that date other than for Cause, unless the Compensation Committee determined otherwise.

Vesting of Equity Awards upon Other Terminations of Employment

     Because they were awarded in payment of earned AMIP awards, AMIP Equity Securities (which typically vest in three equal increments on the first, second and third anniversaries of the grant date assuming continued employment), provide for accelerated vesting in full upon any of the following events: (i) any voluntary or involuntary termination of employment, other than for Cause (as defined below), at age 62 or older, unless the Compensation Committee determines otherwise, or (ii) any involuntary termination of employment without Cause, or voluntary termination of employment for Good Reason (as defined below), death or permanent disability, at age 61 or younger. All AMIP Equity Securities which are stock options and which are vested but unexercised upon termination of employment remain exercisable until the earlier of (a) the option expiration date or (b) the fifth anniversary of employment termination (for all terminations at age 62 or older other than for Cause), the third anniversary of employment termination (for involuntary terminations without Cause, or voluntary terminations for Good Reason, at age 61 or younger), the first anniversary of employment termination (for terminations for death or permanent disability) or three months after employment termination (for all other terminations).

     If any of the Named Executive Officers (other than Mr. Honeycutt, who retired on July 30, 2007) had experienced such a termination of employment as of March 28, 2008, the intrinsic value of the equity awards that would have vested are the same amounts as reported in the “Value of AMIP Equity Awards Vesting Upon a Change in Control” table above.

     For purposes of AMIP Equity Securities, the following definitions apply:

  The holder’s voluntary termination of employment is deemed to be for “Good Reason” if it occurs within six months of any of the following without the holder’s express written consent:

  a material diminution in the holder’s duties, responsibilities or position;

  the Company awards to the holder an AMIP award in respect of any year that is less than 100% of the amount awarded to the holder in respect of any prior year, unless due to reduced performance by the Company or by the holder, applying reasonably equivalent standards with respect to both years; or

  conduct by the Company occurs that would cause the holder to commit fraudulent acts or would expose the holder to criminal liability.

  “Cause” means:

  fraud, misappropriation, embezzlement or other act of material misconduct against the Company or any of its affiliates;

  conviction of a felony involving a crime of moral turpitude;

  willful and knowing violation of any rules or regulations of any governmental or regulatory body material to the business of the Company; or

  substantial and willful failure to render services in accordance with the terms of his or her employment (other than as a result of illness, accident or other physical or mental incapacity), provided that (i) a demand for performance of services has been delivered to the Employee in writing by the Employee’s supervisor at least 60 days prior to termination identifying the manner in which such supervisor believes that the Employee has failed to perform and (ii) the Employee has thereafter failed to remedy such failure to perform.

     All Non-AMIP Equity Securities provide for accelerated vesting in full, unless the Compensation Committee determines otherwise, upon retirement, other than for Cause (as defined in “Equity Issued as an AMIP Award in Prior Years” above), at age 62 or older with at least ten years of service. Stock options other than AMIP Equity Securities, which are vested but unexercised upon termination of employment remain exercisable until the earlier of (a) the option expiration date or (b) the fifth anniversary of employment termination (for all terminations at age 62 or older other than for Cause), the first anniversary of employment termination (for terminations due to death or permanent disability) or three months after employment termination (for all other terminations). Under these provisions, if Mr. Fisk’s employment had been voluntarily or involuntarily terminated as of March 28, 2008 other than for Cause, his Non-AMIP Equity Awards having an intrinsic value as reported in the “Value of Non-AMIP Equity Awards Vesting Upon a Change in Control” table above would have vested, in each case assuming that the Compensation Committee took no action to prevent such accelerated vesting.

     There are provisions in the award agreements for all stock options, RSUs and restricted stock, other than AMIP Equity Securities, which require the holder of such securities to deliver to the Company an amount in cash equal to the intrinsic value of the securities on the date (the “Realization Date”) they vested (in the case of RSUs or restricted stock) or were exercised (in the case of stock options) if the holder:

  competes with the Company after voluntary termination of employment and prior to six months after the Realization Date, or solicits the Company’s customers or solicits for hire or hires the Company’s employees, or discloses the Company’s confidential information, after voluntary or involuntary termination of employment and prior to one year after a Realization Date.

     These forfeiture provisions do not apply if there has been a Change in Control (as defined in “Equity Issued as an AMIP Award in Prior Years” above) within three years prior to the employment termination date.

Employment and Other Agreements

     Currently, the Company is not a party to any employment agreement with any of the Named Executive Officers, other than Mr. Laphen.

     Employment Agreement with Mr. Laphen. The Company and Mr. Laphen entered into an employment agreement on September 10, 2007, pursuant to which the Company agreed to employ Mr. Laphen as its Chairman and Chief Executive Officer through September 10, 2013 at a minimum annual base salary of $1,000,000 and a minimum target bonus of 200% of annual base salary. Mr. Laphen will report directly to the Board of Directors, and his salary and target bonus will be subject to annual review and increase by the Board. Mr. Laphen will participate in the Company’s employee benefits plans and its bonus, stock option and other incentive compensation plans on terms no less favorable than those applying to other senior officers of the Company.

     Under the employment agreement, if Mr. Laphen resigns for good reason (as defined) or is terminated by the Company without cause (as defined) or with the consent of the Board, he will be entitled to receive: (i) base salary through the date of termination; (ii) a pro rata annual bonus based upon actual Company performance for the year; (iii) a severance payment in an amount equal to the product of (a) two, multiplied by (b) the sum of his annual base salary and target bonus immediately prior to termination; (iv) reimbursement of COBRA premiums for continued medical, dental and vision insurance for 18 months after termination, and (v) immediate vesting of all stock options, restricted stock and RSUs, and extension of the stock option exercise period until the earlier of the option expiration date or the second anniversary of the employment termination date.

     Accordingly, absent a Change in Control, if Mr. Laphen’s employment had terminated on March 28, 2008 due to his resignation for good reason (as defined) or termination by the Company without cause (as defined) or with the consent of the Board, he would have received: (i) base salary through the date of termination; (ii) his Fiscal Year 2008 annual bonus as reported in the Summary Compensation Table on page 25; (iii) a $6,000,000 severance payment; (iv) reimbursement of COBRA premiums, and (v) immediate vesting of all unvested stock options, restricted stock and RSUs, which on that date had an intrinsic value of $5,884,584, and extension of the stock option exercise period as described above. In addition, taking into account his salary and bonus for Fiscal Year 2008 in calculating his SERP benefit, he would be entitled to annual payments of $123,421 under the Pension Plan, $26,066 under the Excess Plan and $711,528 under SERP No. 2, if he elected to commence receiving such benefits at the earliest opportunity without a benefit reduction (age 65 for Pension Plan and Excess Plan benefits and age 62 for SERP No. 2 benefits). If he terminated employment as of March 28, 2008 and instead elected to commence receiving benefits upon termination of employment, taking into account his salary and bonus for Fiscal Year 2008 in calculating his SERP benefit, he would receive annual payments of $67,265 under the Pension Plan, $14,206 under the Excess Plan and $629,999 under SERP No. 2.

     Under the employment agreement, if Mr. Laphen resigns other than for good reason, or his employment is terminated by the Company for cause, he will be entitled to receive base salary through the date of termination.

     Under the employment agreement, if Mr. Laphen’s employment is terminated for disability or by death, he or his estate will be entitled to receive: (i) base salary through the date of termination; (ii) a pro rata annual bonus based upon actual Company performance for the year; and (iii) immediate vesting of all stock options, restricted stock and RSUs.

     There will be a potential 6-month delay in payments and benefits provided under the employment agreement following certain terminations of Mr. Laphen’s employment. The employment agreement provides for the crediting of interest during any such payment or benefits delay period.

      Retirement Agreement with Mr. Honeycutt. On May 21, 2007, the Company entered into a retirement agreement with Mr. Honeycutt which superseded its employment agreement with him. Pursuant to the retirement agreement, Mr. Honeycutt retired as Chief Executive Officer effective May 21, 2007, and as Chairman and an employee effective as of the close of the 2007 Annual Meeting on July 30, 2007.

     In accordance with the provisions of the retirement agreement, Mr. Honeycutt has received and will receive the following: (i) base salary through August 4, 2007; (ii) vesting in full of all stock options, restricted stock and RSUs, and extension of the stock option exercise period until the earlier of the option expiration date or August 4, 2011; (iii) a cash payment of $11,161,256 on January 31, 2008, (iv) continuation of all health and welfare benefits until

December 3, 2009, (v) retirement benefits in accordance with SERP No. 1, and (vi) continued security services, use of office space and continued information technology support, secretarial support and telephone service until December 3, 2009. The retirement agreement also provides that Mr. Honeycutt will be a consultant to the Company for a one-year term beginning July 31, 2007, and will receive an annual fee of $500,000 for such services.

     General Release of Claims with Mr. Keane. On January 30, 2008, the Company entered into a General Release of Claims ( the “Release”) with Mr. Keane. Pursuant to the Release, Mr. Keane ceased to be the Chief Financial Officer of the Company and an officer or director of any of the Company’s subsidiaries as of the close of business on January 30, 2008.

     Until the earlier of January 30, 2009 or the first day upon which he becomes a full-time employee of another company, or becomes a part-time employee of or a consultant to another company without compliance with Company policy, Mr. Keane will remain employed by the Company in the capacity of Vice President (the last day of such employment is referred to as the “Termination Date” and the period of time between January 30, 2008 and the Termination Date is referred to as the “Transition Period”). During the Transition Period, Mr. Keane will continue to receive all employee and executive benefits to which he was entitled as the Chief Financial Officer, including, without limitation: (i) base salary at his then current rate, (ii) pension, retirement, severance, and health and welfare benefits, (iii) financial planning assistance, security and professional association dues and memberships, (iv) use of the same Company-provided automobile, and (v) outplacement services commensurate with an officer position. Mr. Keane was also entitled to receive a Fiscal Year 2008 cash bonus in accordance with the terms and conditions of the AMIP. He will not be eligible for a Fiscal Year 2009 cash bonus.

     The Release also provides that the 12,692 restricted stock units granted to Mr. Keane on May 22, 2006 and the 11,181 shares of restricted stock granted to him on September 1, 2005 that are unvested on the Termination Date will vest in full on that date. All other equity awards will be honored in accordance with their terms and conditions. Mr. Keane also provided the Company a general release of claims and covenant not to sue.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

     The Audit Committee has appointed Deloitte & Touche LLP as independent auditors for Fiscal Year 2009. As a matter of good corporate governance, the Board of Directors is submitting the appointment of Deloitte & Touche LLP for ratification at the Annual Meeting. If stockholders do not ratify the appointment of the independent auditors, the Audit Committee will evaluate the stockholder vote when considering the selection of a registered public accounting firm for the audit engagement for the 2010 Fiscal Year.

     We expect that a representative of Deloitte & Touche LLP will attend the Annual Meeting. He or she will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

Fees

     The following table summarizes the aggregate fees billed by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, which include Deloitte Consulting, for services provided during the last two fiscal years:

	FY2008	FY2007
Audit Fees[1]	$16,028,000	$9,925,000
Audit-Related Fees[2]	1,996,000	2,879,000
Tax Fees[3]	3,928,000	4,039,000
All Other Fees[4]	20,500	5,500
	$21,972,500	$16,848,500
____________________

1.	Includes fees associated with the audit of our consolidated annual financial statements, review of our consolidated interim financial statements, statutory audits of international subsidiaries and the audit of our internal control over financial reporting.

2.	Consists primarily of fees for third party data center reviews, accounting research, employee benefit plan audits and the Company’s stock option investigation.

3.	Consists of fees for tax compliance and consultation, and expatriate tax services.

4.	Consists primarily of technical training services.

Pre-Approval Policy

     The Audit Committee pre-approves all audit, audit-related and tax and all other services to be provided by the independent auditors. The Committee has delegated to its Chairman the authority to pre-approve services to be provided by the independent auditors. The Chairman reports each such pre-approval decision to the full Audit Committee at its next scheduled meeting.

Vote Required

     A majority of the votes cast at the Annual Meeting is necessary for the approval of this proposal.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte &
Touche LLP as independent auditors for Fiscal Year 2009.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires CSC directors and executive officers, and persons who own more than 10% of the CSC stock, to file with the SEC initial reports of ownership and reports of changes in ownership of CSC stock and other equity securities of the Company. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

     To our knowledge, based solely on a review of information furnished to us, reports filed through us and representations that no other reports were required, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with in a timely manner for transactions during the Fiscal Year ended March 28, 2008.

Business for 2009 Annual Meeting

     Stockholder Proposals. For a stockholder proposal to be considered for inclusion in CSC’s proxy statement for the 2009 Annual Meeting, the written proposal must be received by CSC’s Corporate Secretary at our principal executive offices not later than March 5, 2009. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, then the deadline for inclusion of a stockholder proposal in CSC’s proxy statement is instead a reasonable time before CSC begins to print and mail its proxy materials. The proposal must comply with the requirements of SEC Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary
Computer Sciences Corporation
3170 Fairview Park Drive
Falls Church, Virginia 22042
Facsimile: (703) 641-3168

     For a stockholder proposal that is not intended to be included in CSC’s proxy statement for the 2009 Annual Meeting, timely notice of the proposal in proper written form must be given to CSC’s Chairman of the Board, Chief Executive Officer or Secretary in accordance with the requirements set forth in our Bylaws. To be timely, the notice must be delivered to or mailed and received at our principal executive offices between March 7, 2009 and April 6, 2009. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, then, in order to be timely, notice of the stockholder proposal must be so received not later than 5:00 p.m. Falls Church, Virginia time on the tenth day after the earlier of (i) the day upon which the annual meeting date is first publicly disclosed, or (ii) the day upon which the notice of annual meeting is mailed. You may contact CSC’s Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals. CSC’s Bylaws are also available on the Company’s Website, www.csc.com, under “Corporate Governance.”

     Stockholder-Recommended Director Candidates. In addition, as discussed above, the Nominating/Corporate Governance Committee will consider candidates recommended by stockholders who beneficially own in excess of 1% of the outstanding CSC stock. Recommendations for candidates to be considered by the Committee in connection with the 2009 Annual Meeting must be submitted to the Committee, in care of the Corporate Secretary, and received at our principal executive offices by March 5, 2009. See “CORPORATE GOVERNANCE; Director Nomination Process” on page 6 above for a list of items that should be included with the submission and a description of the Nominating/Corporate Governance Committee’s evaluation process.

Householding; Availability of 2008 Annual Report and Proxy Statement

     The SEC permits the Company to deliver a single proxy statement and annual report to an address shared by two or more stockholders. This delivery method, referred to as “householding,” can result in significant cost savings for the Company. In order to take advantage of this opportunity, the Company, and banks and brokerage firms that hold your shares, have delivered only one proxy statement and annual report to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered.

     If you would like an additional copy of the 2008 Annual Report or this proxy statement, these documents are available on the Company’s Website, www.csc.com, under “Investor Relations/SEC Filings.” They are also available without charge to any stockholder, upon request, by calling 800.542.3070 or writing to:

Investor Relations
Computer Sciences Corporation
2100 East Grand Avenue
El Segundo, California 90245

     If you share the same address with other CSC stockholders and would like to start or stop householding for your account, you can call 800.542.1061 or write to: Householding Department, 51 Mercedes Way, Edgewood, NY 11717, including your name, the name of your broker or other holder of record and your account number(s).

     If you consent to householding, your election will remain in effect until you revoke it. If you revoke your consent, you will be sent separate copies of documents mailed at least 30 days after receipt of your revocation.

Appendix A

INDEPENDENCE STANDARDS

     A director is “independent” if the Board of Directors has determined that he or she has no material relationship with Computer Sciences Corporation or any of its consolidated subsidiaries (collectively, the “Company”), either directly, or as a partner, stockholder or officer of an organization that has a relationship with the Company. For purposes of this definition, the Board has determined that a director is not “independent” if:

1.	The director is, or has been within the last three years, an employee of the Company, or an immediate family member of the director is, or has been within the last three years, an executive officer of the Company;

2.	The director has received, or has an immediate family member who has received, during any 12-month period during the last three years, more than $100,000 in direct compensation from the Company (other than Board and committee fees, and pension or other forms of deferred compensation for prior service). Compensation received by an immediate family member for service as an employee (other than an executive officer) of the Company is not considered for purposes of this standard;

3.	(a) The director, or an immediate family member of the director, is a current partner of the Company’s internal or external auditor; (b) the director is a current employee of the Company’s internal or external auditor; (c) an immediate family member of the director is a current employee of the Company’s internal or external auditor who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (d) the director, or an immediate family member of the director, was within the last three years (but is no longer) a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time;

4.	The director, or an immediate family member of the director, is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers serves or served at the same time on that company’s compensation committee; or

5.	The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenues.

     An “immediate family” member includes a director’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares the director’s home.

A-1

C/O BNY MELLON 480 WASHINGTON BLVD. JERSEY CITY, NJ 07310-1901
VOTE BY INTERNET - www.proxyvote.com
Use the Internet up until 11:59 p.m. Eastern Daylight Time on August 3, 2008 to transmit your voting instructions and to enroll for electronic delivery of subsequent stockholder communications. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Computer Sciences Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1.800.690.6903
To transmit your voting instructions, use any touch-tone telephone up until 11:59 p.m. Eastern Daylight Time on August 3, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return to Computer Sciences Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Note: Proxy voting instructions for shares held in the Company's Matched Asset Plan must be given by 11:59 p.m. Eastern Daylight Time on July 30, 2008.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CMSCI1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
COMPUTER SCIENCES CORPORATION					For All	Withhold All	For All Except
The Board of Directors recommends a vote "FOR" Proposals 1 and 2.
Vote On Directors					☐	☐	☐
1.	To elect nominees to the CSC Board of Directors
	Nominees:
	01)	Irving W. Bailey, II	06)	Michael W. Laphen
	02)	David J. Barram	07)	F. Warren McFarlan
	03)	Stephen L. Baum	08)	Chong Sup Park
	04)	Rodney F. Chase	09)	Thomas H. Patrick
	05)	Judith R. Haberkorn

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Proposal		For	Against	Abstain

2.	To ratify the appointment of independent auditors	☐	☐	☐

Please sign, date and return this Proxy promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership, or as an agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and elect to vote by ballot, such vote will supersede this Proxy.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

IMPORTANT NOTICE TO STOCKHOLDERS

VOTING PREVENTS ESCHEATMENT

Most states have escheatment laws which require CSC to transfer stockholder accounts when they meet that state's criteria for abandoned property. These laws require CSC to issue a replacement stock certificate to the applicable state and the certificate in the stockholder's possession is cancelled on the records of CSC's transfer agent. While the specified number of years varies by state, escheatment generally occurs if you have not voted during a three-year period and you have not contacted CSC's Shareholder Services department or CSC's transfer agent during that time. After delivery to the state, the stock often is sold and claimants are given only the proceeds of the sale, which may or may not be to your benefit, depending on the subsequent trend of the stock price. In addition, it can take many months to retrieve custody of the stock or the proceeds of its sale.

Therefore, it is very important that you vote and that CSC has your current address. If you have moved, please provide your new address to CSC's transfer agent: BNY Mellon Shareowner Services, 480 Washington Blvd., Jersey City, New Jersey 07310-1901; telephone 800.676.0654; and Internet address: www.BNYMellon.com\shareowner\isd. Please inform BNY Mellon Shareowner Services if you have multiple accounts or hold stock under more than one name.

For additional information, the CSC Shareholder Services and automated literature request line is available at telephone 800.542.3070.

Note: CSC employees are requested to notify the CSC Service Center (telephone 877.612.2211) of any address change or their local Human Resources representative if not supported by the CSC Service Center.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report, Form 10-K, and Telephone and Internet Insert are available at www.proxyvote.com.

COMPUTER SCIENCES CORPORATION

ANNUAL MEETING OF STOCKHOLDERS, AUGUST 4, 2008

       The undersigned hereby appoints MICHAEL W. LAPHEN, DONALD G. DEBUCK and WILLIAM L. DECKELMAN, JR., and each of them, with full power of substitution and discretion in each of them, as the proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Common Stock of Computer Sciences Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Fairview Park Marriott, 3111 Fairview Park Drive, Falls Church, Virginia 22042, at 10:00 a.m., Eastern Daylight Time, on August 4, 2008, and at any adjournments or postponements thereof, and to consider and to vote on any other matter properly coming before the meeting.

       If more than one of such proxies or substitutes shall be present and vote, a majority thereof shall have the powers hereby granted, and if only one of them shall be present and vote, he shall have the powers hereby granted.

       This card also provides voting instructions for shares, if any, held in the Company's Matched Asset Plan.

THIS PROXY WILL BE VOTED AS DIRECTED HEREIN, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR 1) THE ELECTION OF DIRECTORS AND 2) RATIFICATION OF THE INDEPENDENT AUDITORS. SHARES ALLOCATED TO THIS ACCOUNT AND HELD IN THE COMPANY'S MATCHED ASSET PLAN AND NOT TIMELY VOTED WILL BE VOTED AS PROVIDED ABOVE, UNLESS THE BANK OF NEW YORK (THE TRUSTEE FOR THOSE SHARES) DETERMINES TO VOTE THOSE SHARES OTHERWISE, CONSISTENT WITH ITS OBLIGATIONS UNDER ERISA.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.

NOTE: THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PROXY

If you do not timely vote by Internet, telephone or mailing your completed proxy card, or by attending the meeting and voting by ballot, these shares cannot be voted except for non-voted shares allocated to this MAP account, which will be voted as set forth above.